BIG O TIRES, INC. SPECIAL MEETING
                                     SCHEDULE 14A
                                    (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant [X]

FILED BY THE PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:
[X] Preliminary Proxy Statement [ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                BIG O TIRES, INC.
                (Name of Registrant as Specified in its Charter)
               Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
    Item  22(a)(2)  of  Schedule  14A.
[ ] $500 per each  party to the  controversy pursuant to Exchange Act
    Rule  14a-6(i)(3).
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which the transaction applies:
Common Stock, par value $0.10 per share.

     (2) Aggregate number of securities to which transaction applies: 3,317,840 shares plus options to purchase 216,308 shares of common stock, par value $0.10 per share.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $16.50 in cash.

     (4)  Proposed maximum aggregate value of transaction:  $56,699,686 (F1)

     (5)  Total fee paid: $11,339.94

     [X]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

(F1) For purposes of calculating the filing fee only. This amount is based upon the purchase of 3,317,840 shares of Common Stock of the Registrant at a price of $16.0 in cash per share and the cancellation of options to purchase an aggregate of 216,308 shares of Common Stock of the Registrant, which options have exercise prices ranging from $0.32 to $15.88, in consideration for a payment equal to the excess of $16.50 over the exercise prices multiplied by the number of shares subject to such options. The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), equals 1/50th of one percent of the proposed cash payment to the holders of the Common Stock and options.


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PRELIMINARY COPY

                                  BIG O TIRES, INC.
                         11755 East Peakview Avenue, Suite A
                              Englewood, Colorado  80111

To Our Stockholders:


     You are invited to attend the Special Meeting of Stockholders of Big O Tires, Inc. (the "Company") to be held at _________________________________, on
___________, 1996, at ___:___ _.m., Mountain Standard Time. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 24, 1995, as amended (the "Merger Agreement"), by and among the Company, BOTI Holdings, Inc., a Nevada corporation (the "Parent"), and BOTI Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and the transactions contemplated thereby. The Parent and the Purchaser were formed by certain members of the Company's senior management and some of the Company's franchised dealers to acquire the Company. The Merger Agreement (without the attachments thereto) is included in the accompanying Proxy Statement as APPENDIX A. Pursuant to the terms of the Merger Agreement, Purchaser will merge with and into the Company, with the Company remaining as the surviving corporation (the "Merger"). The result of the Merger will be that the Company will become a wholly owned subsidiary of the Parent and each outstanding share (except for certain "Excluded Shares," as defined in the accompanying Proxy Statement) of the Company's common stock, par value $0.10 per share (the "Common Stock"), will be converted into the right to receive a cash payment of $16.50, without interest (the "Merger Consideration"). The Merger Consideration includes $0.01 per share for the redemption of rights issued pursuant to the Company's Rights Agreement dated as of August 26, 1994. Consummation of the Merger is subject to certain conditions, including, without limitation, the approval and adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of Common Stock.

     The Board of Directors of the Company (the "Board"), based on the unanimous recommendation of the Investment Committee of the Board (the "Investment Committee"), which consisted only of directors who were neither employees of the Company nor franchised dealers participating in the acquisition, has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved the Merger Agreement. The Board recommends that you vote "FOR" approval of the Merger Agreement. PaineWebber Incorporated ("PaineWebber"), the financial advisor to the Investment Committee in connection with the Merger, has rendered a written opinion to the Board to the effect that the Merger Consideration is fair from a financial point of view to the holders of the Common Stock (other than holders of Excluded Shares). You are urged to read the Proxy Statement in its entirety for important information regarding the Merger.

     IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING, EVEN IF YOU ARE NOT ABLE TO ATTEND IN PERSON. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. CONSEQUENTLY, THE FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. IF INSTRUCTIONS ARE SPECIFIED ON A PROXY CARD, SUCH PROXY CARD WILL BE VOTED IN ACCORDANCE THEREWITH, AND IF NO SPECIFICATIONS ARE MADE, SUCH PROXY CARD WILL BE VOTED FOR THE MERGER AGREEMENT. PLEASE TAKE TIME TO CONSIDER AND VOTE UPON THIS SIGNIFICANT MATTER.

     Please mark, sign and date each proxy card you receive and return it promptly in the enclosed, postage-paid envelope even if you plan to attend the Special Meeting in person. Returning a marked proxy card will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you wish to attend the Special Meeting in person, you will need to present proof of your ownership of shares of Common Stock. If you hold your shares through a bank, broker or other nominee, you must obtain evidence of ownership from such nominee prior to your attendance at the Special Meeting.

     DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING EXCHANGING YOUR COMMON STOCK FOR THE MERGER CONSIDERATION AFTER THE SPECIAL MEETING.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         Sincerely,

                         John E. Siipola
                         Chairman of the Board of Directors


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       PRELIMINARY COPY

                                  BIG O TIRES, INC.
                         11755 East Peakview Avenue, Suite A
                              Englewood, Colorado 80111

                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON _______________, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Big O Tires, Inc., a Nevada corporation (the "Company"), will be held at ___________________, on _____________, 1996, at __:__ _.m., Mountain
Standard Time, for the purpose of considering and voting upon a proposal to approve the Agreement and Plan of Merger dated as of July 24, 1995, as amended (the "Merger Agreement"), by and among the Company, BOTI Holdings, Inc., a Nevada corporation (the "Parent"), and BOTI Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and the transactions contemplated by the Merger Agreement and such other business as lawfully may come before the Special Meeting.

     As more fully described in the Proxy Statement, of which this notice forms a part, pursuant to the Merger Agreement, the Purchaser will merge with and into the Company, with the Company remaining as the surviving corporation (the "Merger"). The result of the Merger will be that the Company will become a wholly-owned subsidiary of the Parent and each issued and outstanding share (except for certain "Excluded Shares," as defined in the Proxy Statement) of the Company's Common Stock will be converted into the right to receive a cash payment of $16.50, without interest (the "Merger Consideration"). The Merger Consideration includes $0.01 per share for the redemption of rights issued pursuant to the Company's Rights Agreement dated as of August 26, 1994. Consummation of the Merger is subject to certain conditions, including, without limitation, the approval and adoption of the Merger Agreement by holders of at least a majority of the outstanding shares of the Company's Common Stock.

     If the Merger is consummated, stockholders will not have appraisal or dissenter's rights and consequently will be required to accept payment of the Merger Consideration.

     Only stockholders of record as of the close of business on February 16, 1996, will be entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE EXERCISE THEREOF IN THE MANNER DESCRIBED IN THE PROXY STATEMENT. IF YOU WISH TO ATTEND THE SPECIAL MEETING IN PERSON, YOU WILL NEED TO PRESENT PROOF OF YOUR OWNERSHIP OF SHARES OF COMMON STOCK.

               PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.
            YOU WILL RECEIVE INSTRUCTIONS REGARDING EXCHANGING YOUR COMMON STOCK FOR THE MERGER CONSIDERATION AFTER THE SPECIAL MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Susan D. Hendee, Assistant Secretary

____________, 1996


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


PRELIMINARY COPY

                                  BIG O TIRES, INC.
                         11755 East Peakview Avenue, Suite A
                              Englewood, Colorado 80111

                                   PROXY STATEMENT
                             ---------------------------

                                     INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors ( the "Board") of Big O Tires, Inc. (the "Company") to be used at the Special Meeting of Stockholders (the "Special Meeting") to be held at __________________________________________, on
______________, 1996, at __:__.m., Mountain Standard Time, and at any adjournment or postponement thereof.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of July 24, 1995, as amended, (the "Merger Agreement") by and among the Company, BOTI Holdings, Inc., a Nevada corporation (the "Parent"), and BOTI Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and the transactions contemplated by the Merger Agreement and such other business as lawfully may come before the Special Meeting.

     Pursuant to the Merger Agreement, the Purchaser will merge into and with the Company (the "Merger"), with the Company remaining as the surviving corporation. As more fully described herein under "The Merger Agreement," the result of the Merger will be that the Company will become a wholly-owned subsidiary of the Parent and each issued and outstanding share of common stock of the Company, par value $0.10 per share (the "Common Stock"), except certain Excluded Shares described herein, will be converted into the right to receive a cash payment of $16.50, without interest (the "Merger Consideration"). The Merger Consideration includes $0.01 per share for the redemption of rights issued pursuant to the Company's Rights Agreement dated as of August 26, 1994 (the "Rights").

     A group comprised of certain electing and qualified franchised dealers of the Company (the "Dealers") and certain members of senior management of the Company ("Senior Management") will utilize the Parent and the Purchaser for the purpose of effecting the Merger. Those Dealers who have been qualified and have indicated that they will participate in the acquisition and Senior Management are hereinafter sometimes collectively referred to as the "Dealer Management Group." See "Directors and Executive Officers of the Company" and "Information Pertaining to the Parent, the Purchaser and Related Persons."

     THE BOARD, AND THE INVESTMENT COMMITTEE OF THE BOARD (THE "INVESTMENT COMMITTEE"), BOTH RECOMMEND THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. The Board believes that the Merger presents an opportunity to maximize stockholder value. The Merger will allow the Company's stockholders to receive a cash price representing a premium over the market prices of the Common Stock prevailing prior to the July 24, 1995, announcement of the signing of the Merger Agreement and over the approximately $11.20 per share book value of the Company on September 30, 1995. PaineWebber Incorporated ("PaineWebber"), the financial advisor to the Investment Committee in connection with the Merger, has rendered its opinion to the Board to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock (other than holders of Excluded Shares). The Board also considered the other matters discussed herein under "Special Factors."

     The affirmative vote of the holders of a majority of the Common Stock outstanding on February 16, 1996 (the "Record Date") is required for approval of the Merger Agreement. Only holders of record of shares of Common Stock on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

     You are requested to sign and date the accompanying proxy card and promptly return it to the Company in the enclosed postage-paid, addressed envelope, even if you plan to attend the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger.

     DO NOT FORWARD ANY STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING EXCHANGING YOUR COMMON STOCK FOR THE MERGER CONSIDERATION AFTER THE SPECIAL MEETING.

     The enclosed proxy card, the accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are being mailed to stockholders of the Company on or about __________________, 1996.


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

                                  TABLE OF CONTENTS
INTRODUCTION ....................................................
SUMMARY .........................................................
     General Information ........................................
     The Parties ................................................
     The Date and Place of the Special Meeting ..................
     No Appraisal or Dissenter's Rights .........................
     The Merger .................................................
     Exchange of Certificates ...................................
     Recommendations for the Merger .............................
     Opinion of Financial Advisor ...............................
     Opinion of Financial Advisor to the ESOP ...................
     Purposes and Reasons For the Merger ........................
     Plans for the Company After the Merger .....................
     Interests of Certain Persons in the Merger .................
     Accounting Treatment of the Merger .........................
     Federal Income Tax Consequences ............................
     Price Range of Company Common Stock and Dividend History ...

THE SPECIAL MEETING ..............................................
     General .....................................................
     Record Date and Voting ......................................
     Vote Required to Approve the Merger .........................
     Proxy Information; Revocation ...............................
     Absence of Appraisal Rights and Right to Dissent ............
     Proxy Solicitation ..........................................

SPECIAL FACTORS ..................................................
     The Merger ..................................................
     Background and Negotiations Regarding the Merger ............
     Recommendation of the Board of Directors; the Company's Purpose
       and Reasons for and Belief as to the Fairness of the Merger.
     The Parent's Purposes and Reasons for the Merger ............
     Opinion of Financial Advisor ................................
     Certain Effects of the Merger................................
     Plans for the Company After the Merger ......................
     Federal Income Tax Consequences .............................
     Accounting Treatment of the Merger ..........................
     Regulatory Approvals ........................................
     Financing of the Merger .....................................
     Expenses of the Merger ......................................

PRINCIPAL STOCKHOLDERS OF THE COMPANY ............................

SECURITY OWNERSHIP OF THE COMPANY'S MANAGEMENT ...................

PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDEND HISTORY .........

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY ..............

THE MERGER AGREEMENT .............................................
     Parties to the Merger Agreement .............................
     Description of the Merger Agreement .........................
     Terms of the Merger .........................................
     Stock Options ...............................................
     Conditions to the Merger ....................................
     Representations and Warranties ..............................
     Conduct of Business Pending Merger ..........................
     Additional Agreements .......................................
     Fees and Expenses ...........................................
     Modification and Waiver .....................................
     Termination of the Merger Agreement .........................
     Exchange of Certificates ....................................
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY ..................

INTEREST OF CERTAIN PERSONS IN THE MERGER ........................
     Indemnification by the Parent and the Company ...............
INFORMATION PERTAINING TO THE PARENT,
THE PURCHASER AND RELATED PERSONS ................................
     General .....................................................
     Certain Information Pertaining to BOTDA .....................
     Security Ownership of Management of BOTDA in Company ........
     Certain Past Contacts, Transactions or Negotiations with
       Company....................................................
RECENT TRANSACTIONS BY THE COMPANY IN THE COMMON STOCK ...........

DOCUMENTS INCORPORATED BY REFERENCE ..............................

STOCKHOLDER PROPOSALS ............................................

APPENDIX A  AGREEMENT  AND  PLAN OF  MERGER  DATED  AS OF JULY  24,  1995,  WITH
     AMENDMENTS, BY AND AMONG BOTI ACQUISITION CORP., BOTI HOLDINGS, INC. AND BIG O TIRES, INC. (WITHOUT ATTACHMENTS)

APPENDIX B  PAINEWEBBER INCORPORATED -- FAIRNESS OPINION

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

                                       SUMMARY

     The following is a brief summary of information included elsewhere in this Proxy Statement. The summary is necessarily incomplete and is qualified in its entirety by the more detailed information in this Proxy Statement, its Appendices and the documents incorporated by reference and referred to in this Proxy Statement. Capitalized terms used and not defined in the summary have the meanings as defined elsewhere in this Proxy Statement.

     YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND THE APPENDICES PRIOR TO TAKING ANY ACTION WITH RESPECT TO THE MERGER PROPOSAL.

GENERAL INFORMATION

     This Proxy Statement relates to the proposed merger of the Purchaser with and into the Company pursuant to the Merger Agreement by and among the Company, the Parent and the Purchaser. The result of the Merger will be that each holder of Common Stock (other than Excluded Shares) will receive $16.50 per share in exchange for such Common Stock.

THE PARTIES

     BIG O TIRES, INC., a Nevada corporation (the "Company"), is engaged primarily in the business of franchising Big O Tire retail stores (the "Retail Stores") and supplying Retail Stores with tires and related automotive products for sale. The Company also owns and operates Retail Stores and, on a limited basis, engages in site selection and real estate development for Retail Stores. The mailing address of the Company's principal executive offices and corporate headquarters is 11755 East Peakview Avenue, Suite A, Englewood, Colorado 80111 and its telephone number is (303) 790-2800.

     BOTI HOLDINGS, INC., a Nevada corporation (the "Parent"), is a holding company organized in January 1995 to participate in the Merger and to acquire all of the capital stock of the Company. See "Information Pertaining to the Parent, the Purchaser and Related Persons." The Parent has engaged in no other business activities since its inception other than those related to the acquisition of the Company. The mailing address of the principal executive offices of both the Parent and the Purchaser is the same as the Company's address, 11755 East Peakview Avenue, Suite A, Englewood, Colorado 80111, and their telephone number is (303) 790-2800.

     BOTI ACQUISITION CORP., a Nevada corporation (the "Purchaser"), has been organized as a wholly-owned subsidiary of the Parent for the purpose of effecting the Merger and has engaged in no other business activities other than those related to the acquisition of the Company. See "Information Pertaining to the Parent, the Purchaser and Related Persons."

THE DATE AND PLACE OF THE SPECIAL MEETING

     The Special Meeting is to be held at  ________________________________,  on
______________, 1996, at __:__.m., Mountain Standard Time. At the Special Meeting and at any adjournment or postponement thereof, the stockholders of the Company will be asked to consider and vote upon the proposal to approve the Merger Agreement and the transactions contemplated thereby.

     RECORD DATE; REQUIRED VOTE. As of February 16, 1996, the Record Date, _________ shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be acted upon at the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the Special Meeting. The affirmative vote of the holders of a majority of the Common Stock outstanding on the Record Date is required for approval of the Merger Agreement.

     The failure to return a properly executed proxy card, to vote in person at the Special Meeting or, with respect to shares held of record by a broker or other nominee, to provide such broker or nominee with voting instructions (resulting in a broker non-vote) or abstaining from voting, will have the same effect as a vote against the Merger. Proxies may be revoked, subject to the procedures described herein, at any time up to and including the date of the Special Meeting. See "The Special Meeting -- Vote Required to Approve the Merger."

NO APPRAISAL OR DISSENTER'S RIGHTS

     Stockholders do not have appraisal or dissenter's rights in connection with the Merger under Nevada law. Consequently, if the Merger is consummated, their shares of Common Stock will be canceled and they will be required to accept the Merger Consideration. See "The Special Meeting -- Absence of Appraisal Rights and Right to Dissent."

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
THE MERGER

     The Company, the Parent and the Purchaser have entered into the Merger Agreement whereby the Purchaser will merge with and into the Company. The Company will remain as the surviving corporation. The result of the Merger will be that the Company will become a wholly-owned subsidiary of the Parent. With the exception of shares of Common Stock held by Senior Management, shares of Common Stock held by the Company's Employee Stock Ownership Plan (the "ESOP") that are converted into securities of the Parent, and any shares of Common Stock held by or under contract to be acquired by the Parent, the Purchaser or the Company or any direct or indirect subsidiary thereof or any stockholder of the Parent or the Purchaser (collectively the "Excluded Shares") which either shall be canceled or converted into common stock of the Parent as described below, each share of Common Stock will be canceled and converted into the right to receive the Merger Consideration. Each issued and outstanding share of the Purchaser will be converted into one share of Common Stock of the Company at the Effective Time (as defined below), the separate corporate existence of the Purchaser will cease and the name of the Company will remain "Big O Tires, Inc."

     At the Effective Time each option to purchase shares of Common Stock held by holders who are directors of the Company, except options held by Messrs. Steven P. Cloward and John B. Adams (see "Information Pertaining to the Parent, the Purchaser and Related Persons"), and, except as stated below, options held by current and former employees of the Company who are not members of Senior Management or directors of the Company, will be canceled. Each holder thereof will be entitled to receive, in lieu of each share which such holder otherwise would have received upon exercise of the option, cash equal to the extent (if any) by which $16.50 exceeds the exercise price per share payable pursuant to such option or such lower amount as is provided for in the plan pursuant to which the option was granted. However, if the holder has agreed to convert or exchange the options for securities of the Parent, no payment will be made upon cancellation of the options. All of the Company's stock option, stock appreciation or compensation plans or arrangements will be terminated as of the Effective Time. See "The Merger Agreement -- Stock Options."

     The effectiveness of the Merger is conditioned upon the satisfaction or waiver of certain conditions. The conditions that have not yet been satisfied or waived, include, without limitation, approval of the Merger by the holders of a majority of the outstanding Common Stock (which is being sought pursuant to this Proxy Statement) and the conversion of at least 80% of the shares of the Common Stock held by the ESOP into the common stock of the Parent. If the Merger is approved by the requisite vote of the Company's stockholders, and all remaining conditions are satisfied or waived, the Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Nevada (the "Effective Time"). If the Merger is approved, the Company expects to file the Certificate of Merger on or shortly after the date of the Special Meeting. See "The Merger Agreement -- Description of the Merger Agreement."

EXCHANGE OF CERTIFICATES

     Upon consummation of the Merger, each share of Common Stock owned by the stockholders of the Company, other than Excluded Shares, will be canceled and converted into the right to receive the Merger Consideration. See "The Merger Agreement" and APPENDIX A. If the Merger is consummated, the stockholders of the Company will be required to surrender their stock certificates in proper form as a condition to receipt of payment. Stock certificates should not be surrendered with the proxies. Promptly after the Merger occurs, a transmittal letter with instructions will be sent to stockholders to be used by them to surrender their share certificates. See "The Merger Agreement -- Exchange of Certificates."

RECOMMENDATIONS FOR THE MERGER

     THE BOARD AND THE INVESTMENT COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE MERGER. The Board and the Investment Committee base their recommendation on the following factors: (a) the terms and conditions of the Merger Agreement that were determined by arms length negotiations between the parties; (b) the assets, obligations, operations, earnings and prospects of the Company and of the retail tire and automotive products industry generally; (c) recent market prices for the Common Stock, recent trading activity and the fact that the Merger Consideration to be paid to stockholders represents a premium over the $14.375 closing sale price of the Common Stock on July 20, 1995, the day prior to the Board's approval of the Merger Agreement, and over the $11.03 per share book value of the Company on June 30, 1995; (d) a comparison of the approximately $11.20 per share book value of the Company on September 30, 1995, to the Merger Consideration; (e) the results of their market testing to determine whether there were other buyers for the Company; (f) a review of possible alternatives to the sale of the Company, including continuing to operate the Company as a publicly-owned entity and the recent attempts to locate an alternate buyer; and (g) the written opinion of PaineWebber to the effect that, as of the date thereof, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares). See "Special Factors." The negotiation of the Merger Agreement did not include participation on behalf of the Company by a representative of the stockholders, as such, although Kenneth W. Pavia, Sr., a substantial stockholder in the Company, participated in various meetings of the Investment Committee and conferred from time to time with members of the Investment

Committee. The Investment Committee consists of disinterested directors who at all times have been represented by counsel separate from the Company's counsel, and have been advised with respect to financial matters by PaineWebber. Because the members of the Investment Committee were not participants in the Purchaser, or the Purchaser, and were not employees of the Company, the Investment Committee believes that it had no conflicts of interest that would interfere with its ability to protect the interests of the Company's stockholders.

OPINION OF FINANCIAL ADVISOR

     PaineWebber has acted as financial advisor to the Company in connection with the Merger. PaineWebber assisted the Investment Committee in its negotiation of the terms of the Merger Agreement and assisted the Board in its examination of the fairness, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares) of the Merger Consideration. PaineWebber has delivered a written opinion stating that, as of the date thereof, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares). The full text of the written opinion of PaineWebber, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as APPENDIX B to this Proxy Statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. See "Special Factors -- Opinion of Financial Advisor."

Opinion of Financial Advisor to the ESOP

     The Merger Agreement also requires that the financial advisor to the ESOP deliver an opinion that the consideration to be received by the participants in the ESOP who elect to convert the Common Stock allocated to their accounts in the ESOP into an investment in the common stock of the Parent, is fair from a financial point of view to such participants. On ________, George K. Baum & Company delivered its written opinion to the ESOP stating that the consideration to be provided pursuant to such conversion is fair to the ESOP participants from a financial point of view. See "Special Factors."

PURPOSES AND REASONS FOR THE MERGER

     The Company's purpose and reason for the Merger are to allow the stockholders of the Company to sell their shares in the Company at a price that the Investment Committee and Board believe is fair to and in the best interest of such stockholders. After a stockholder proposal that recommended that the Board engage the services of a nationally recognized investment banker to explore all alternatives to enhance the values of the Company was approved in June 1994, the Company began immediately considering various alternatives to enhance stockholder value. The timing of the Merger has been determined based on the time required to review various alternatives to enhance stockholder value for the Company, to solicit indications from persons who might be interested in acquiring the Company, to negotiate the terms of the Merger Agreement, to allow the Dealer Management Group to obtain financing, and to obtain the requisite stockholder and other approvals.

     The Parent is engaging in the Merger in order to concentrate the ownership of the Company in those parties who will be actively engaged in its operation, will have a long-term perspective and will be highly motivated toward the building of a successful operation. The Parent's desire to effect the Merger is based upon the expected realization of the Merger benefits described in the following paragraph. Having identified those expected benefits of the Merger, the Parent believes that the achievement of those benefits should be pursued at the present time because the Company's Investment Committee, since its formation in June 1994, has been exploring strategic alternatives which, if accomplished, would either make the acquisition of the Company by the Parent impossible or unattractive.

     The Parent believes that the Company, which will be a wholly-owned subsidiary of the Parent after the Merger, will benefit from the Merger because
(i) the Company's management will be free to devote itself to building long-term values for the Company without concern that such efforts may adversely affect short-term results and the market price for the Common Stock; (ii) the Merger will eliminate the need for the Company to comply with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), to maintain its current listing on the NASDAQ National Market System, and to continue an investor relations program, the aggregate cost of which the Company estimates amounts to approximately $190,000 annually (primarily consisting of the preparation of the annual report to stockholders, accounting and legal fees and investor program costs); (iii) the Company will be able to pursue the common goals of the Dealers and the Company's employees; and (iv) the ownership of the Company will be concentrated in those parties who will be actively engaged in its operation, will have a long-term perspective and will be highly motivated toward the building of a successful operation.

     The form of the Merger was selected by the Parent to accomplish in a single step its acquisition of the outstanding shares of Common Stock not already owned by the Parent's stockholders. That structure was deemed preferable to a tender offer, which probably would have resulted in less than 100% ownership by the Parent unless followed by a subsequent merger. The Parent offered cash consideration in the Merger because this was the only method which would accomplish the goal of eliminating public ownership and establishing the desired unification of the owners and operators of the Company.

PLANS FOR THE COMPANY AFTER THE MERGER

     The Parent expects to continue the business and operations of the Company substantially as they are currently being conducted by the Company and its subsidiaries. However, the Dealer Management Group will continue to evaluate the business and operations of the Company and will make such changes as are deemed appropriate.

     The Parent is exploring ways to raise cash for working capital and other general corporate purposes in addition to the financing sources discussed under the heading "Financing of the Merger". Although no agreement or arrangement has been entered into with respect to any transaction, the types of transactions under consideration by the Parent include the sale of certain parcels of undeveloped real property adjacent to certain of the Company's regional service center locations and certain Retail Store sites. There can be no assurance that an agreement with respect to any transaction will be reached or, if reached, that any such transaction will be consummated. It is anticipated that the Company will not pay any cash dividends on its securities after the Merger.

     Except for the possible merger or liquidation of several subsidiaries of the Company into the Company, the Parent does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of any operations of the Company or any changes in the Company's present capitalization, corporate structure or business or, except as described above, the sale or transfer of a material amount of assets involving the Company or any of its subsidiaries or the composition of the Company's management. The Parent will from time to time be reviewing additional information and reviewing possible options with respect to the Company and may propose or develop additional or new plans or proposals or may propose the acquisition or disposition of assets or other changes in the Company's business, corporate structure, capitalization, management or dividend policy.

     It is also anticipated that the officers (other than Messrs. Siipola and Mehlfeldt) and most key employees of the Company will continue as employees of the Company after the Merger. Those officers who are stockholders of the Parent (other than solely as a result of their participation in the ESOP) will be compensated at substantially the levels of compensation they received in 1995, with the exception of Mr. Cloward, whose compensation will revert in 1996 to the level he was receiving as of January 1, 1995, and with the exception of Ms. O'Reilly, whose 1996 compensation will be based on her compensation level in 1995. It is expected that in most situations such persons will have substantially equivalent positions with the Company. In connection with the consummation of the Merger, Messrs. Siipola and Mehlfeldt will not continue as employees, officers, nor directors of the Company. The Merger Agreement provides that the board of directors of the Purchaser will become the board of directors of the Company at the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Senior Management are stockholders, officers and/or directors of the Parent and, in conjunction with others in the Dealer Management Group, are expected to be involved in the management and operation of the Company following the Merger. Certain of these persons, by virtue of their roles as directors of the Company, will, along with all other current directors of the Company, be entitled to certain indemnification rights under the Merger
Agreement. Consequently, as to such indemnification rights and their participation in the Parent, their interests may be deemed to be separate from or adverse to the interests of the remaining stockholders. As of the Record Date, Senior Management held of record ________ shares of Common Stock or ____% of the issued and outstanding Common Stock. It is expected that the shares of Common Stock owned by these members of Senior Management will be voted in favor of the Merger. See "Information Pertaining to the Parent, the Purchaser and Related Persons" and "The Merger Agreement."

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be treated, for financial statement purposes, as a sale by the Company's stockholders to Parent for cash. Accordingly, no gain or loss will be recognized by the Company as a result of the Merger. The Merger will be accounted for by the Parent as a purchase

FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash by a stockholder of the Company pursuant to the Merger Agreement will be a taxable transaction to such stockholder for federal income tax purposes and may also be a taxable transaction under applicable state, local or other laws. Each stockholder is urged to consult his or her own tax advisor as to the particular tax consequences to such stockholder. See "Special Factors -- Federal Income Tax Consequences."

PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDEND HISTORY

     The shares of Common Stock are traded on the NASDAQ National Market System under the symbol "BIGO." The following table sets forth the high and low prices, as reported by the NASDAQ National Market System, for each quarter commencing January 1, 1993. These quotations have been rounded to the nearest eighth, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Stockholders are urged to obtain current quotations.


                                                            HIGH          LOW

1993
    First Quarter ..................................        14 1/4        11 1/8
    Second Quarter .................................        16 3/8        10 7/8
    Third Quarter ..................................        17 1/4        13 1/4
    Fourth Quarter .................................        16 1/2        13 1/2

1994
    First Quarter ..................................        16 3/4        12 3/4
    Second Quarter .................................        16 3/4        13 1/8
    Third Quarter ..................................        16 3/4        14 1/2
    Fourth Quarter .................................        17 7/8        15 1/4

1995
    First Quarter ..................................        16 1/4        12 7/8
    Second Quarter .................................        15 1/4        12 1/2
    Third Quarter ..................................        15 1/4        12 3/4
    Fourth Quarter .................................        15 1/8        12

1996
    First Quarter (through _______, 1996) ..........



     On May 31, 1995, June 6, 1995 and July 21, 1995, the last days the Common Stock traded prior to the public announcements that the Company had (i) received the Merger proposal at $16.50 per share of Common Stock from Senior Management and the Dealers (ii) the Investment Committee approved in principle the $16.50 per share Merger proposal, and (iii) the Company entered into the Merger
Agreement providing for the Merger of Purchaser into the Company at consideration of $16.50 per share of Common Stock, the closing sale prices of the shares of Common Stock (as reported on the NASDAQ National Market System) were $13.75, $14.25, and $14.375, respectively. The closing sale price of the shares of Common Stock (as reported on the NASDAQ National Market System) was $____________ on _________________, 1996.

     The Company has never paid any cash dividends on its shares of Common Stock. See "Price Range of Company Common Stock and Dividend History" and "Special Factors -- Financing of the Merger."

                                 THE SPECIAL MEETING
GENERAL

     This Proxy Statement is being furnished to holders of the Company's Common Stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting to be held at
_______________________________________________,  on  ______________,  1996,  at
_____ __.m., Mountain Standard Time, and at any adjournment or postponement thereof.

     At the Special Meeting, holders of the Company's Common Stock will consider and vote upon a proposal to merge the Purchaser with and into the Company pursuant to the Merger Agreement. The result of the Merger will be that each holder of Common Stock (other than the Excluded Shares) will receive $16.50 per share in exchange for such Common Stock.

     Information contained in this Proxy Statement with respect to the Parent, the Purchaser, and plans for the Company after the consummation of the Merger has been provided by the Parent. All other information contained herein has been provided by the Company.

RECORD DATE AND VOTING

     The Record Date for determination of the Company's stockholders entitled to notice of and to vote at the Special Meeting has been fixed as the close of business on February 16, 1996. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, the outstanding voting securities of the Company consisted of _________ shares of Common Stock that were held of record by _____ holders. Each stockholder of record as of the Record Date is entitled to one vote on each matter for each share then held. The holders of a majority of the issued and outstanding shares of Common Stock attending the meeting in person or by proxy will constitute a quorum for the conduct of business at the Special Meeting, and all adjournments and postponements thereof, notwithstanding that less than a quorum may remain after commencement of the Special Meeting.

VOTE REQUIRED TO APPROVE THE MERGER

     The affirmative vote of the holders of a majority of the Common Stock outstanding on the Record Date is required for approval of the Merger Agreement. Consequently, the failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the Merger. Similarly, abstentions and "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Common Stock to vote on the Merger) will have the same effect as a vote against the Merger. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of the Merger.

PROXY INFORMATION; REVOCATION

     Any stockholder has the power to revoke his or her proxy before its exercise at the Special Meeting or any adjournment or postponement by (1) giving written notice of such revocation to the Assistant Secretary of the Company, Susan D. Hendee, 11755 East Peakview Avenue, Suite A, Englewood, Colorado 80111, prior to the Special Meeting; (2) giving written notice of such revocation to the Assistant Secretary of the Company at the Special Meeting; or (3) signing and delivering a proxy bearing a later date. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The mere presence at the Special Meeting of a stockholder who has executed and delivered a valid proxy will not revoke such proxy. The powers of the proxyholders with respect to the shares of a particular stockholder will be suspended if the stockholder executing the proxy is present at the Special Meeting and elects to vote in person. Subject to such revocation or suspension, each properly executed proxy received by the proxyholders will be voted at the Special Meeting (whether or not instructions are specified thereon). If instructions are specified thereon, such proxy will be voted in accordance therewith, and if no specifications are made, such proxy will be voted for the Merger Agreement.

ABSENCE OF APPRAISAL RIGHTS AND RIGHT TO DISSENT

     The Nevada General Corporation Law generally provides that a stockholder is entitled to dissent from a merger and obtain payment of the fair value of such stockholder's shares of stock in the event of merger to which the corporation, in which the stockholder holds shares, is a party. However, there is no right of dissent under the Nevada General Corporation Law with respect to a plan of merger of a corporation the shares of any class of stock of which on the record date were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers Inc. ("NASDAQ") unless the stockholders will receive anything except cash and/or shares of the surviving corporation in exchange for their shares. Because the Common Stock is quoted on the NASDAQ National Market System and because of the composition of the Merger Consideration, stockholders of the Company have no right to dissent upon consummation of the Merger. In lieu of dissenters' rights, the stockholders may have nonstatutory rights under common law to oppose the Merger, including derivative claims or suits for damages or to enjoin the Merger. Consequently, except as set forth above, if the Merger is consummated, stockholders will have their rights as stockholders terminated and their shares will be canceled and, except for stockholders holding Excluded Shares, will have only the right to receive the Merger Consideration in exchange for such canceled shares.

PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the expense of the Company. In addition, directors, officers or other employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone.

                                   SPECIAL FACTORS

THE MERGER

     The Company has entered into the Merger Agreement, a copy (without the attachments thereto) of which is attached as APPENDIX A to this Proxy Statement, with the Parent and the Purchaser. Pursuant to the terms of the Merger Agreement, the Purchaser will merge with and into the Company with the Company continuing as the surviving corporation. Upon consummation of the Merger, each outstanding share of Common Stock (other than Excluded Shares) will be converted into the right to receive, upon surrender of such share of Common Stock, the Merger Consideration. Stockholders do not have any appraisal or dissenters rights under Nevada law. See "The Special Meeting -- Absence of Appraisal Rights and Right to Dissent" and "The Merger Agreement." At the same time, each share of the outstanding common stock of the Purchaser, all of which is owned by the Parent, will be converted into one share of Common Stock of the Company. Thus, after the Merger, all of the then outstanding Common Stock of the Company will be owned by the Parent.

BACKGROUND AND NEGOTIATIONS REGARDING THE MERGER

     PRELIMINARY NOTE. Because of the close working relationship among Senior Management, the Dealers and certain members of the Board, there were many incidental conversations between representatives of Purchaser and representatives of the Company relating to the Merger Agreement, often coincidental to other conversations on business matters unrelated to the Merger. The following discussion describes significant events during and after the negotiation of the Merger Agreement and material issues discussed during the negotiation of its terms.

     STOCKHOLDER PROPOSAL. By letter dated December 20, 1993, Kenneth W. Pavia, Sr., general partner of Balboa Investment Group, L.P. ("Balboa") which reported that it then owned approximately 9.6% of the outstanding Common Stock, advised the Company that he intended to introduce a proposal at the Company's 1994 Annual stockholders' Meeting. The Company's management had several discussions with Mr. Paia concerning various aspects of Company operations and membership of its Board during the several months before the Company received Mr. Pavia's proposal. At his request, the following resolution (the "Stockholder Proposal") and a supporting statement were included in the Company's proxy statement for its 1994 Annual Meeting of stockholders ("Annual Meeting").

          "RESOLVED: That the stockholders of the Company recommend and deem it desirable and in their best interest that the Board of Directors immediately engage the services of a nationally recognized investment banker to explore all alternatives to enhance the values of the Company. Those alternatives should include, but not be limited to, the possible sale, merger, or go-private transaction involving the Company, or the return to conducting business as a cooperative."

     The Company included in its proxy statement a statement in opposition to the Stockholder Proposal. At the Company's Annual Meeting held on June 8, 1994, the Stockholder Proposal was adopted and approved by the vote of holders of approximately 46% of the then outstanding Common Stock. Such vote constituted the requisite majority of the voting power present at the Annual Meeting which, under the Nevada General Corporation Law, was the vote required to approve the Stockholder Proposal. Approximately 38% of the then outstanding Common Stock was voted against the Stockholder Proposal.

     THE INVESTMENT COMMITTEE. Immediately following the Annual Meeting, the directors of the Company who were not then employees of the Company met to form the Investment Committee to begin the process of implementing the Stockholder Proposal, including engaging an investment banking firm as provided in the proposal. The Investment Committee consisted of Messrs. Carney, Johnston, Mehlfeldt, Siipola, Weiger, and Wernholm, all of whom currently are and at that time were directors of the Company and none of whom were employees of the Company or owners of interests in franchised Retail Stores. Mr. Asher, a director of the Company who owns an interest in a company that owns franchised Retail Stores, was invited to participate as a non-voting member of the Investment Committee.

     In the ensuing 12 days, the members of the Investment Committee contacted or were contacted by approximately 25 investment banking firms and merchant banking firms to discuss providing assistance to the Company in implementing the Stockholder Proposal. The Investment Committee met on June 20, 1994, to review informal proposals received from three investment banking firms. At the meeting, the Investment Committee determined to request formal presentations from three investment banking firms and to request one additional firm to submit information concerning its services.

     On June 29, 1994, the Investment Committee met and heard presentations from four investment banking firms, Donaldson, Lufkin & Jenrette Securities Corp., Kidder, Peabody & Co. Incorporated, PaineWebber, and Bear, Stearns & Co., Inc.

     The Investment Committee met again on July 1, 1994, and selected PaineWebber as the investment banker to advise the Investment Committee with respect to carrying out the Stockholder Proposal. On July 5, 1994, the Company issued a press release regarding the selection of PaineWebber and advised Mr. Pavia of the selection of PaineWebber.

     The Investment Committee met on July 13, 1994, with Steven P. Cloward, President and then Chief Executive Officer, John B. Adams, Executive Vice President and Chief Financial Officer, Philip J. Teigen, General Counsel and Secretary, and Susan D. Hendee, Assistant Counsel and Assistant Secretary of the Company, together with representatives of PaineWebber. At that meeting the Investment Committee discussed the process by which PaineWebber would work with the Investment Committee to analyze alternatives for enhancing the value of the Company, how PaineWebber would conduct due diligence with respect to the Company and other organizational matters relating to facilitating PaineWebber's preparation of a report to the Investment Committee.

     The Investment Committee, Mr. Adams, Mr. Cloward and Ms. Hendee met again on July 27, 1994, with representatives of PaineWebber to hear a progress report from PaineWebber with respect to its work. PaineWebber advised that it was preparing financial analyses and developing a list of alternatives that might enhance stockholder value.

     In addition, the Company retained M. Kane & Company, Inc. ("Kane & Co.") in May 1994 to assist in locating retail tire store chains that might be suitable for acquisition by the Company. Kane & Co. discussed several possible acquisitions with the Company, none of which resulted in substantive negotiations with prospective acquisition candidates.

     STOCKHOLDER RIGHTS PLAN. The Board had begun in early 1994 to consider adopting a stockholder rights plan and other mechanisms designed to prevent the acquisition of the Company under circumstances that would not result in its stockholders realizing fair value for their Common Stock. On April 14, 1994, the Board met with Holme Roberts & Owen LLC, Denver, Colorado ("Holme Roberts"), special counsel, and with PaineWebber to review such mechanisms and to consider adopting a stockholder rights plan which was intended to have the practical effect of ensuring that a fair price would be paid to Company shareholders for their shares in the event of an acquisition. At the April 14, 1994, Board meeting, PaineWebber delivered a presentation relating to the Board's consideration of a stockholder rights plan. In such presentation, PaineWebber, among other things: (i) reviewed the Company's historical and projected summary financial information; (ii) compared the Company's historical price-to-earnings ("P/E") multiples with the P/E multiples of certain indices of publicly traded companies PaineWebber deemed relevant; (iii) compared certain financial and operating statistics of the Company with those of other publicly traded companies PaineWebber deemed relevant; (iv) reviewed the potential effect of the proposed rights plan on the Company's capitalization; (v) reviewed the rights plans of certain companies that had completed a redemption of such rights; (vi) reviewed the price and trading histories of certain publicly traded companies that had adopted rights plans; and (vii) reviewed the terms and structure of rights plans as adopted by certain other publicly traded companies.

     As a part of its presentation, PaineWebber estimated the range of implied stock prices for the Common Stock in the year 2004 (the "2004 Estimated Range"). The 2004 Estimated Range was calculated by applying a range of multiples of 16x to 24x to the future earnings per share of Common Stock in the year 2004, as estimated by the Company's management. The 2004 Estimated Range was made solely for use in determining the initial exercise price of the rights to be issued under a stockholder rights plan, and was not intended in any respect as an indicator of the Company's actual value. The analyses delivered at the April 14, 1994, Board meeting have been filed as exhibits to the Schedule 13E-3 relating to the Merger filed by the Parent and the Company with the Securities and Exchange Commission (the "Schedule 13E-3").

     The Board met again on August 26, 1994, with representatives of Holme Roberts and PaineWebber and, after additional consideration, adopted a stockholder rights plan (the "Stockholder Rights Plan") and declared a dividend of one right for each share of Common Stock outstanding on September 12, 1994, and for each share of Common Stock issued thereafter. Under the Stockholder Rights Plan, on the tenth day following the public announcement of the acquisition of or an offer to acquire specified percentages of the Common Stock, the rights, if not redeemed, would become exercisable. Under certain circumstances, holders of the rights would be entitled to purchase, for half the then current market price, Common Stock of the Company or of an entity acquiring the Company. The Company also adopted changes to the Company Bylaws with respect to stockholder meetings and proposals and director nominations. The analyses delivered at the August 26, 1994, Board meeting have been filed as exhibits to the Schedule 13E-3.

     INITIAL PAINEWEBBER PRESENTATION. On September 12, 1994, the Investment Committee, together with Messrs. Cloward and Adams and Ms. Hendee, met with representatives of PaineWebber. PaineWebber provided a presentation to the Investment Committee as to strategic alternatives for the Company. In its presentation, PaineWebber reviewed the Company's existing business plan, including estimates by the Company's management of future Retail Store openings and closings as well as financial forecasts prepared by the Company's management. Based upon these estimates of future performance, PaineWebber performed a discounted cash flow analysis, using discount rates in the range of 14% to 17% and terminal multiples in the range of 14x to 22x, resulting in implied equity values of $9.69 to $35.23 per share.

     PaineWebber reviewed the potential effects of certain strategic alternatives under consideration by the Company's Board of Directors. First, PaineWebber reviewed such potential effects of a repurchase by the Company of 625,000 shares of Common Stock at $16.00 per share. This analysis resulted in implied equity values of $10.09 to $17.87. Second, PaineWebber reviewed the potential effects of a $10 million extraordinary dividend to the holders of Common Stock. This analysis resulted in implied equity values of $11.17 to $17.53 per share. Third, PaineWebber reviewed the potential effects of a leveraged buyout or management buyout of the Company, assuming (i) minimum interest coverage (pro forma EBITDA/interest expense) of 2.5x; (ii) an interest rate on subordinated debt financing of such buyout of 13% per annum; and (iii) a required total rate of return for subordinated debt (including related warrants) of 20% per annum. This analysis resulted in implied equity values of $8.07 to $15.63 per share. Finally, PaineWebber reviewed the potential effects of a sale to or merger with a strategic buyer assuming (i) minimum interest coverage (pro forma EBITDA/interest expense) of 2.5x; (ii) acquisition bank financing at an interest rate of 9% per annum; and (iii) resulting synergies and cost savings of 25% of corporate selling, general and administrative expenses. This analysis resulted in implied equity values of $11.93 to $37.00 per share. The PaineWebber presentation to the Investment Committee has been filed as an exhibit to the
Schedule 13E-3.

     PaineWebber also reported that it had received informal inquiries from persons expressing an interest in acquiring the Company. The Investment Committee directed PaineWebber to conduct further discussion with those which had expressed a preliminary interest so that the Investment Committee could select a list of qualified potential buyers.

     On September 13, 1994, the Investment Committee reported to the Board concerning its activities. The Board determined that, in view of the substantial activities of the Investment Committee, it would be advisable for Mr. Mehlfeldt, who has significant experience in the tire industry, to serve substantially full time assisting the Investment Committee in evaluating strategic alliances, mergers, sales and acquisitions. On September 22, 1994, Mr. Mehlfeldt entered into a consulting agreement with the Company reporting to the Investment Committee. Mr. Mehlfeldt was paid fees of $47,250 in 1994 and $3,750 in 1995. The amounts paid were based on the days for which Mr. Mehlfeldt provided consulting services. The arrangement was terminated on February 15, 1995, when Mr. Mehlfeldt became an employee of the Company.

     Also, at its September 13, 1994 meeting, the Board decided to invite Mr. Pavia to join the Board as a director. In the event that Mr. Pavia declined the invitation to join the Board, the Board authorized the Chairman of the Investment Committee to invite Mr. Pavia to attend Investment Committee meetings. Mr. Pavia did not join the Board, and on September 22, 1994, the Company announced that Mr. Pavia would assist the Investment Committee in its efforts to evaluate alternatives to enhance the Company's value. In September 1994, Mr. Pavia and Balboa signed a confidentiality agreement with the Company.

     The Investment Committee next met on October 11, 1994, with Messrs. Adams, Cloward, Teigen and Ms. Hendee, representatives of PaineWebber, and Mr. Pavia. PaineWebber reported that it had conversations with persons who had expressed an interest in acquiring the Company, including possible strategic buyers and financial buyers. PaineWebber advised that all persons who had expressed an interest had been supplied with confidentiality agreements as a condition to the Company providing due diligence information.

     THE AKH OFFER. On October 11, 1994, AKH Company, Inc. ("AKH"), which owns retail tire dealerships and is based in California, sent the Company a letter proposing a merger in which the Company would be acquired for a cash payment of $18 per share, subject to due diligence, financing and various other conditions.
 The AKH proposal also required a 90-day period of exclusivity during which the Company could not carry on discussions or negotiations with any third parties regarding a sale or combination of the Company. The Company had been approached by AKH earlier in 1994 to determine the interest in the possible acquisition of AKH by the Company. The Company had not pursued discussions with AKH at that time after determining that many of AKH's retail stores were within territories served by existing Company franchised Retail Stores.

     The Company asked AKH to enter into a confidentiality agreement with the Company, and, because of concerns about AKH's financial ability to acquire the Company, to demonstrate its financial capacity to conclude a transaction. The Company also advised AKH that it was unwilling to grant a period of exclusivity. In mid-November, 1994, AKH and the Company entered into confidentiality agreements. On November 1, 1994, AKH announced publicly that it had made a proposal to acquire the Company for an unspecified amount of cash.

     The Investment Committee met on October 24, 1994, with Mr. Adams, Ms. Hendee, Mr. Teigen and representatives of PaineWebber. The Investment Committee was advised that a group of Dealers had appointed a committee to review alternatives available to the Dealers in acquiring the Company and that the Dealers had retained KPMG Peat Marwick L.P. ("KPMG") to act as their financial advisor. Mr. Adams advised the Investment Committee that certain members of Senior Management were also investigating possible participation with certain of the Dealers in an offer to purchase the Company, and that certain representatives of Dealers and Senior Management had met to determine whether to make an offer to the Company. He advised that KPMG and a representative of the Dealers had signed confidentiality agreements and that Senior Management and the Dealers had retained Gibson, Dunn & Crutcher, Denver, Colorado, as their legal counsel. In view of the Dealers' interest in a possible transaction with the Company, Mr. Asher, who has interests in, and beneficially owns interests in, several Retail Stores, resigned from the Investment Committee.

     Soon thereafter, the Investment Committee determined to retain Holme Roberts as special counsel to the Investment Committee. Holme Roberts had previously represented ad hoc committees of the Board and had from time to time performed legal services for the Company, primarily in connection with adopting its Stockholder Rights Plan, but was not regularly retained as counsel for the Company.

     The Investment Committee met on November 4, 1994, with representatives of PaineWebber and Holme Roberts, and Mr. Pavia and Ms. Hendee. PaineWebber advised the Investment Committee of contacts that it had made and discussions that had occurred with ten possible strategic buyers and five financial buyers, several of whom had expressed no interest in continuing discussions with the Company.

     The Investment Committee met again on November 17, 1994, with representatives of PaineWebber, Holme Roberts, Mr. Pavia and Ms. Hendee. Mr. Mehlfeldt and PaineWebber provided the Investment Committee with an update as to discussions or contacts on the potential strategic and financial buyers lists. The Investment Committee requested PaineWebber and Mr. Mehlfeldt to intensify discussions with AKH and the Dealer Management Group and to follow-up with one other party who had expressed a preliminary interest in an attempt to bring the discussions to some form of resolution.

     DEALER MANAGEMENT GROUP'S FIRST OFFER. On December 2, 1994, the Company received a letter from the Dealer Management Group that proposed to commence negotiations to acquire the outstanding shares of the Company for $18.50 per share. The proposal was subject to various contingencies, including participation in the buying group by at least 90% of the Common Stock held in the ESOP and by the owners of 90% of franchised Retail Stores. The Dealer Management Group also requested a period of exclusivity of 120 days during which the Company would negotiate only with the Dealer Management Group.

     The Investment Committee met on December 5, 1994, with Mr. Pavia and representatives of PaineWebber and Holme Roberts to discuss the Dealer Management Group offer. At that meeting, the Investment Committee also discussed the status of the AKH offer and what implications, if any, acceptance of the AKH offer might have on the Big O franchised dealers as a group. During the meeting, PaineWebber and Mr. Mehlfeldt discussed with the Investment Committee the status of contacts made by PaineWebber on behalf of the Company with other prospective purchasers. Based upon this presentation, the Investment Committee determined that only AKH and the Dealer Management Group continued to evidence an active interest in a transaction to acquire the Company.

     At that meeting, the Investment Committee also considered a request by the Dealer Management Group for payment of its expenses in connection with pursuing an offer to buy the Company. The Investment Committee decided to agree to cover the Dealer Management Group's expenses up to $100,000 incurred to prepare, document and finance its acquisition proposal, including, without limitation, preparation of a definitive merger agreement. The Investment Committee directed Mr. Mehlfeldt and PaineWebber to request the Dealer Management Group to prepare a form of definitive merger agreement to determine if acceptable terms could be arranged. The Company did not agree to a period of exclusivity pending receipt of a satisfactory form of merger agreement.

     On December 6, 1994, two class-action lawsuits were filed in Nevada by stockholders of the Company seeking to enjoin a transaction with the Dealer Management Group, enjoin implementation of the Stockholders Rights Plan, and various other forms of relief. The two cases, which were consolidated, were dismissed by the plaintiffs without prejudice on March 31, 1995.

     During November and December 1994, the Company forwarded to the financial advisor for AKH certain requested information in connection with AKH's due diligence investigation, and representatives of AKH spent one day at the Company's headquarters conducting due diligence investigations. A due diligence meeting between the Company and representatives of AKH was scheduled for December 12 to 14, 1994, but was canceled by AKH through its financial advisor.

     On December 7, 1994, Mr. Mehlfeldt and representatives of PaineWebber met with Messrs. Adams and Cloward, representing Senior Management, and Wesley E. Stephenson and William H. Spencer, representing the Dealers, and a representative of KPMG to discuss the terms of the Dealer Management Group's letter of intent to purchase the Company. Senior Management was authorized to contact the Company's lenders to discuss the proposal.

     On December 8, 1994, the Investment Committee met with representatives of PaineWebber and Holme Roberts. The Investment Committee decided to request that AKH and the Dealer Management Group evidence their continuing interest in acquiring the Company by reaffirming their proposed prices, providing information as to their respective financing contingencies, and setting forth their due diligence requirements and a timetable for closing, by 12:00 Noon on Friday, December 16, 1994, at which time the Investment Committee would review the respective requests for a period of exclusive negotiations. The Investment Committee also agreed to reimburse the Dealer Management Group for up to an aggregate of $175,000 of reasonable expenses, provided that the Dealer

Management Group agreed to withdraw a request to adjust the proposed purchase price by an amount equal to the transaction fee due PaineWebber and that it proceed immediately to prepare and submit a definitive merger agreement.

     Following the December 8, 1994 meeting of the Investment Committee, Messrs. Mehlfeldt and Siipola met with Mr. Cloward and Mr. Adams to inquire as to the intended structure of the Dealer Management Group, how it would finance its purchase of the Company and when the Dealer Management Group anticipated it would be prepared to sign a definitive merger agreement. Messrs. Cloward and Adams advised that the Dealer Management Group was in the process of being formed and was working out structural issues among the participants, that the Dealer Management Group was discussing with its financial advisor the sources and terms of financing and was preparing proposals to prospective lenders and equity investors, and that the Dealer Management Group expected to be ready to sign a definitive agreement in early 1995.

     Mr. Adams and PaineWebber attempted to reach AKH through AKH's financial advisor to discuss the AKH offer. The AKH financial advisor advised that it was not prepared to discuss other terms of AKH's offer. Accordingly, no discussions occurred.

     On December 13, 1994, the Company and the Dealer Management Group signed a letter agreement pursuant to which the Company agreed to reimburse the Dealer Management Group for up to $100,000 of costs incurred prior to December 8, 1994, in connection with its acquisition proposal and agreed to reimburse up to $75,000 of additional costs for a period beginning December 8, 1994, and ending on the earlier of execution of a definitive merger agreement, termination of the acquisition proposal, or December 31, 1994. This reimbursement included the $175,000 amount discussed at the December 8, 1994 meeting and the $100,000 amount discussed at the December 5, 1994 meeting. The Dealer Management Group sent a proposed draft merger agreement to the Company.

     Thereafter,  Mr.  Mehlfeldt and  representatives  of PaineWebber  and Holme
Roberts discussed with Gibson, Dunn & Crutcher and KPMG the forms of representations and warranties, conditions to closing and similar technical matters relating to a form of merger agreement. They also discussed the amount of expenses that it would be appropriate to reimburse the Dealer Management Group. The Dealer Management Group asked for reimbursement of all expenses during the terms of the exclusivity and the Company requested a limit on reimbursements. The Company also received a letter from AKH to the effect that it would not proceed with its proposal until the Dealer Management Group proposal was no longer being considered.

     The Investment Committee met on December 16, 1994, with Mr. Pavia and representatives of PaineWebber and Holme Roberts. They were advised by Mr. Pavia that AKH had advised him that AKH had elected not to pursue a transaction with the Company because of the difficulty in competing with Company franchised dealers whose goodwill they would need if they were to acquire the Company, as well as its inability to conduct due diligence in a timely manner. The
Investment Committee discussed the AKH response and discussed AKH's due diligence efforts with PaineWebber and members of the Investment Committee who had been dealing with AKH. The Investment Committee determined that there was not a serious interest on the part of AKH to continue to pursue its offer.

     The Investment Committee also reviewed with PaineWebber the status of discussions with other prospective purchasers and determined that there did not appear to be active interest in acquiring the Company on the part of any prospective purchaser except the Dealer Management Group. The Investment Committee then authorized Mr. Siipola and Mr. Mehlfeldt to negotiate with the Dealer Management Group with respect to an exclusive negotiation period until January 20, 1995, and to pay 80% of costs and expenses of the Dealer Management Group, except in cases where the transaction was terminated for reasons other than the group's unilateral decision not to proceed. Messrs. Mehlfeldt and Siipola and representatives of Holme Roberts and Gibson, Dunn & Crutcher negotiated the terms of an exclusivity agreement and modified arrangement regarding reimbursement of expenses during the ensuing week.

     On December 22, 1994, the Company signed a letter agreement with the Dealer Management Group pursuant to which the Company agreed that it would not solicit or initiate, or, subject to the fiduciary duties of its Board of Directors, participate in discussions with, any person concerning the acquisition of the Company. The Dealer Management Group confirmed the offer of $18.50 per share. The period of exclusivity would terminate upon the later of execution of a definitive merger agreement, termination of negotiations and January 20, 1995.

     The December 22, 1994 letter amended the December 13, 1994 letter with respect to expenses and provided that the Company could terminate the arrangement upon 24-hours notice with respect to expenses not yet incurred. The Dealer Management Group agreed that if it did not consummate the proposed merger for any reason other than because (i) financing was unavailable, or (ii) the Investment Committee failed to recommend or withdraw the recommendation of the consummation of the transaction because of another transaction under certain circumstances, the Dealer Management Group would reimburse the Company for 20% of the expenses incurred. The Company also agreed to indemnify and hold harmless the Dealer Management Group for all costs and expenses arising out of claims relating to the proposed transaction.

     Thereafter, discussions occurred between Messrs. Siipola and Mehlfeldt on behalf of the Investment Committee and Messrs. Cloward and Adams on behalf of Senior Management and with Messrs. Stephenson, Spencer and Richard Miller on behalf of the Dealers with respect to proposed terms of the definitive merger agreement. The Dealer Management Group requested that topping fees be paid in the event another offer were later made and accepted by the Company. The Investment Committee took the position that such a topping fee should not exceed $1,000,000. The Dealer Management Group asked for reimbursement of all expenses incurred in connection with the transaction. The Investment Committee insisted that a maximum limit of expenses be inserted in the definitive agreement. The Investment Committee also took the position that various contingencies to the Dealer Management Group's obligations should be minimized, and that the contingencies related to financing and participation by the Company's franchised dealers should be subject to early review at which time the contingencies should be satisfied or waived. Other discussions as to the scope of representations and warranties and contract language, none of which is material to the substance of the Merger Agreement, were conducted by the respective parties through Gibson, Dunn & Crutcher and Holme Roberts.

     The Investment Committee determined to reimburse the Dealer Management Group for its expenses because it believed that the Dealer Management Group could structure an offer for the Company that would be competitive with any other offers, but that the Dealer Management Group, consisting of employees of the Company and certain franchised dealers, lacked sufficient resources to pay the cost in preparing such an offer. Accordingly, it appeared to the Investment Committee that no sale to the Dealer Management Group would be possible without the Company's agreement to reimburse its costs in pursuing its offer and that it would be in the best interest of the stockholders of the Company to encourage an offer by the Dealer Management Group. The Company also believed that reimbursing expenses was important in maintaining good relations with the Company's franchised dealers. In return for reimbursing expenses between $500,000 and the maximum of $750,000, the Company required that at least 85% of the Company's franchised dealers whose franchise agreements expired before July 1, 1999, extend their agreements through the earlier of July 1, 2002 or three years from when their agreements would have expired. The Company believed that this extension would be a substantial benefit to the Company. AKH's decision not to pursue an offer precluded any subsequent negotiations with AKH. The Company encouraged AKH's participation in the efforts to acquire the Company, but AKH never initiated significant substantive discussions with the Company.

     On January 19, 1995, Messrs. Spencer, Siipola and Mehlfeldt met with representatives of KPMG, Gibson, Dunn & Crutcher, Holme Roberts and PaineWebber to discuss the status of the negotiations. KPMG described the status of the group's efforts to obtain an equity participant from various tire manufacturers and the status of other negotiations with respect to financings. The representatives of the Company inquired as to progress in forming various entities to be owned by the Dealer Management Group and were advised that definitive agreements among the members of the Dealer Management Group had not been completed.


     On January 20, 1995, the Investment Committee met with Mr. Pavia and representatives of PaineWebber and Holme Roberts to review a proposed draft of the merger agreement. Mr. Cloward and representatives of KPMG and Gibson, Dunn & Crutcher also met with the Investment Committee during a portion of the meeting to advise that certain negotiations with respect to equity participations in their group were continuing and that open issues remained between Senior Management and the Dealer Management Group with respect to their relative participation in the purchasing entity. The Investment Committee resolved to recommend to the Board that the form of merger agreement be signed.

     Subsequently, on January 20, 1995, Messrs. Cloward, Adams and Spencer and representatives of Gibson, Dunn & Crutcher met with Messrs. Mehlfeldt, Siipola and representatives of Holme Roberts and PaineWebber. The Dealer Management Group advised the Investment Committee that in view of the unresolved issues among them and the inability to obtain the necessary elements of financing, the Dealer Management Group was not prepared to sign a merger agreement. They requested an extension under the December 22, 1994 letter agreement until February 8, 1995, to sign the merger agreement, which the Company approved. At the close of business on January 20, 1995, Messrs. Cloward and Adams advised Holme Roberts that they had received a negative response to the proposed price of $18.50 per share from one of the possible equity participants with the Dealer Management Group and advised that the group would not hold the Company to the extension until February 8, 1995. Following discussions between Mr. Cloward and Mr. Siipola as to the status of negotiations, the Company reaffirmed its belief that the transaction should be financeable and determined to honor the extension agreement while the Dealer Management Group continued to seek financing.

     The Investment Committee met with Mr. Pavia and representatives of PaineWebber and Holme Roberts on February 8, 1995. It reviewed three letters dated February 7, 1995. The first letter was from the Dealer Management Group which advised that the group had elected not to continue negotiations at that time in light of the difficulties it had experienced in obtaining the elements of its financing necessary to consummate the acquisition and the resulting inability of the Dealer Management Group to reach agreement on certain issues relating to the acquisition.

     The second letter was from the Dealers and advised that the Dealers intended to form an association to be known as "Big O Tire Dealers of America" which was to be organized to deal cooperatively with respect to matters concerning Big O franchisees. The letter contained a copy of a Dealer's "Declaration of Interdependence" which set forth a four-part purpose of the association, including the protection and advancement of Dealers' common interests in preserving the continuity of operations as they currently existed, including distribution systems, product supply, and operational philosophy at the retail level.

     The third letter also dated February 7, 1995, from Messrs. Cloward and Adams, requested a period of exclusivity for negotiating a transaction on behalf of Senior Management and others who might provide financing. Representatives of Senior Management informed the Company that they continued to be interested in completing a purchase of the Company on mutually acceptable terms. The
Investment  Committee  did not grant the period of  exclusivity  requested.  The
Investment Committee began to discuss a restructuring plan for the Company presented in very general terms by Messrs. Siipola and Mehlfeldt. On February 8, 1995, the Company publicly announced that the Dealer Management Group had elected not to pursue the proposed transaction due to the inability to secure financing.

     On February 9, 1995, Mr. Cloward requested that the Company continue to pay certain expenses of Senior Management in pursuing a possible acquisition. The Investment Committee declined the request.

     At a Board meeting on February 15, 1995, the Board approved a revised management structure. The objective of the revised management structure was to allow Mr. Cloward time to continue working on a transaction to acquire the Company and to enable Messrs. Siipola and Mehlfeldt to manage the Company while exploring alternatives to enhance the value of the Company should a transaction with the Dealers and Senior Management not occur. Mr. Siipola remained as Chairman and Mr. Mehlfeldt was elected Vice Chairman of the Company. Messrs. Siipola and Mehlfeldt were retained to work for the Company substantially full time pursuant to salary and incentive arrangements. Mr. Cloward would continue as President of the Company. Messrs. Siipola, Mehlfeldt and Cloward became members of the Office of the Chief Executive. Because of the complexity of organizing the Dealer Management Group proposals, the Board advised Mr. Cloward that it would have no objection if he continued to devote substantially all of his business time to an attempt to organize a group of Dealers and Senior Management to acquire the Company.

     On February 7, 1995, Big O Tire Dealers of America ("BOTDA"), a California nonprofit mutual benefit corporation was incorporated under California law to represent the Dealers' interest in the Dealer Management Group. It was determined that BOTDA would represent the Dealers in negotiation by the Dealer Management Group with the Company. At a Board meeting on February 15, 1995, the Board considered adding a representative of the Dealers to the Board.

     At a Board meeting held on February 24, 1995, the Board approved amendments to the Company's Bylaws so as to accommodate the concept of a three-person Chief Executive Office and to also recognize the new office of Vice Chairman of the Board.

     The Company requested PaineWebber to contact any persons that it had contacted before which it believed continued to have an interest in the Company. PaineWebber reported that it had made various contacts, none of which indicated a continuing interest to purchase the Company. In addition, the status of the Dealer Management Group offer was widely publicized through press releases by the Company and the Dealer Management Group and the Company did not receive serious inquiries during this period from prospective purchasers.

     THE DEALER MANAGEMENT GROUP'S SECOND OFFER. On April 6, 1995, the Company received a proposal from the Dealer Management Group to acquire the Company for a cash price of $16 per share and on substantially the same other terms as the December proposal, including contingencies of signing a definitive merger agreement, obtaining financing to complete the purchase, participation in the acquisition by holders of at least 80% of the shares held by the Company's ESOP, and participation in the purchasing group by franchised dealers of the Company having at least 85% of the Retail Stores. On April 12, 1995, the Investment Committee met with PaineWebber and Holme Roberts. The Investment Committee authorized reimbursement of expenses by the Dealer Management Group through

February 8, 1995. The Investment Committee considered a request for certain reimbursement of expenses by Senior Management subsequent to February 8, 1995, and determined not to provide any additional reimbursements. The Investment Committee reviewed the details of the debt and equity financing that the Dealer Management Group had provided to the Company in connection with the offer to assess the likelihood that financing to complete the purchase would be available. The Investment Committee determined not to accept the $16 per share offer, decided not to reimburse additional expenses of the group in pursuing the proposal, and expressed the Investment Committee's concern about the contingency concerning the ESOP's participation in the transaction. The Investment Committee advised the Dealer Management Group of its determination, and also that the Investment Committee would be open to further negotiations at a more favorable price. The Investment Committee's response was announced publicly.

     On April 24, 1995, the Investment Committee met with representatives of the Dealers and Senior Management including Messrs. Stephenson and Spencer and others on behalf of the Dealers and Messrs. Cloward and Adams, and representatives of KPMG, PaineWebber, Holme Roberts and Wendel Rosen Black & Dean ("Wendel Rosen"), which was now counsel for BOTDA. The Dealer Management Group stated they believed the $16 offer was adequate in light of the Company's prospects and historic earnings. The Investment Committee stated that it believed that a $16 per share offer was inadequate and that it would not recommend a $16 per share offer to the Board of Directors.

     By letter dated May 5, 1995, the Dealer Management Group advised the Company of its desire to have two proposals brought before the Company's Annual Meeting of Stockholders scheduled for June 7, 1995. The first proposal was to recommend that the Company's Board of Directors take all actions necessary to eliminate the Stockholder Rights Plan. The second proposal was to recommend that the Company's Board of Directors begin the good faith reconsideration of, and, if appropriate, negotiation of, the previously rejected cash offer of $16 per share made on April 6, 1995, through a committee comprised exclusively of non-employee directors. Because BOTDA and Senior Management believed that adequate progress was being made in negotiations with the Investment Committee prior to the Annual Meeting of Stockholders, no attempt was made to solicit votes for the proposals and they were not presented at the Annual Meeting of Stockholders.

     Due to the fact that they had become employees of the Company, on May 10, 1995, Messrs. Siipola and Mehlfeldt resigned from the Investment Committee and thereafter did not participate in the Investment Committee's deliberations. Mr. Carney was elected Chair of the Investment Committee.

     On May 22, 1995, representatives of the Dealer Management Group and their advisors met with the Investment Committee, PaineWebber and Holme Roberts to discuss the price at which the Dealer Management Group believed a transaction could be accomplished. The Dealer Management Group stated that it did not believe that it could obtain financing at a price above $16.00 per share based upon the Company's historical performance and its projections.

     Following receipt of the Dealer Management Group's second offer, the Company contacted AKH to request whether it had any continuing interest in purchasing the Company. The Company was advised that AKH would not pursue the purchase of the Company.

     Although the Dealer Management Group did not raise its offer above $16.00, it explored with the Investment Committee, the Investment Committee's advisors and the advisors to the Dealer Management Group, the possibility of reducing certain costs associated with the transaction so that the offer price could be increased. The meeting ended with the Investment Committee indicating that although the Dealer Management Group would have to negotiate any such cost savings on its own, the Investment Committee would be receptive to an acquisition offer for the Company at a price of $16.50 per share.

     On June 5, 1995, the Company announced that it had received a letter from the Dealer Management Group proposing to acquire the Company at a price of $16.50 per share, subject to a number of conditions. In conjunction with the Company's Annual Meeting of Shareholders, the Investment Committee met on June 6, 1995, with PaineWebber and Holme Roberts to discuss the status of negotiations with the Dealer Management Group, including timing of a transaction and the terms of reimbursement of their expenses. The Investment Committee met the following morning with Holme Roberts and representatives from Senior Management, and BOTDA including Messrs. Cloward, Adams, Stephenson, Spencer, a representative of Wendel Rosen and other members of the Dealer Management Group to discuss terms of a definitive agreement. On June 7, 1995, the Investment Committee met with Holme Roberts and decided to recommend that the Company enter into a letter agreement with the Dealer Management Group with respect to an offer at $16.50 per share subject to obtaining financing, participation in the Purchaser of at least 80% of the shares held by the Company's ESOP, participation in the Purchaser of not less than 85% of the franchised Big O Dealers, and negotiation of a definitive merger agreement. The Company agreed to pay up to $750,000 of the Purchaser's expenses (including those previously reimbursed in connection with the December 1994 proposal), if 85% of the franchised stores owned by Dealers participating in the Dealer Group with franchises expiring before July 1, 1999, extended their franchise agreements at least through the earlier of (a) July 1, 2002, or (b) the date three years after such franchise agreements would expire. If they did not do so, the reimbursement would not exceed $500,000. The Investment Committee also agreed to reimburse up to $217,000 of financing fees and commitments. The Board met following that meeting and approved the letter agreement. The letter agreement was signed on June 7, 1995, by the Company and the Dealer Management Group, a press release announcing the signing of the letter agreement was released on June 7, 1995, and the signing of the letter agreement was announced at the Annual Meeting of Shareholders held on the evening of June 7, 1995.

     During the ensuing month the parties negotiated a definitive merger agreement. The Investment Committee met on July 18, 1995, with Holme Roberts to review the Merger Agreement and provided final, technical comments.

     On July 21, 1995, the Investment Committee met with PaineWebber and Holme Roberts and approved signing the Merger Agreement. Representatives of PaineWebber reviewed the terms of the transaction, including its work with the Company over the past year. The Investment Committee then reviewed language of the draft Merger Agreement and its representations concerning the Investment Committee's determination with respect to the fairness of the transaction and the likelihood of receiving a fairness opinion. The Investment Committee determined to recommend the Merger to the Board as being in the best interest of the Company and its stockholders for the reasons set forth below in "Recommendation of the Board; the Company's Purpose and Reasons for and Belief as to the Fairness of the Merger." The Investment Committee also determined, based upon its own analysis of the Merger Consideration and taking into consideration the presentation of PaineWebber at the meeting, that the transactions contemplated by the Merger Agreement, based on information presently known, are in the best interest of and, subject to the receipt of the fairness opinions as described in the Merger Agreement, fair to the disinterested stockholders of the Company. The Investment Committee also determined that it was unaware of any reason why the Company would not receive a fairness opinion as provided in the Merger Agreement.

     Thereafter, on July 21, 1995, the Board met with Hopper and Kanouff, Holme Roberts and PaineWebber and again approved signing the Merger Agreement and certain amendments to the Stockholder Rights Plan necessary to permit the signing of the Merger Agreement and the consummation of the Merger. Members of the Board who were participating in the transaction as Senior Management or Dealers abstained from voting because of such participation. All other directors voted to approve the Merger Agreement. The Merger Agreement was signed on July 24, 1995.

     On July 24, 1995, prior to executing the Merger Agreement, the Company changed the Stockholder Rights Plan by amending the Rights Agreement between the Company and Interwest Transfer Co., Inc., to specifically exclude from the definition of an "Acquiring Person," the following: (i) BOTI Holdings, Inc.;
(ii) BOTI Acquisition Corp.; (iii) an entity to be formed directly or indirectly by persons who are currently franchisees of the Company; (iv) any other person who may be deemed to be the beneficial owner of the Common Stock because of the execution and delivery of the Merger Agreement; and (v) any group consisting of two or more of the foregoing, so long as such persons are not the beneficial owners of any capital stock of the Company other than (a) Common Stock acquired pursuant to the Merger Agreement; (b) Common Stock owned or subject to stock options held by such persons prior to the date of the Merger Agreement; (c) Common Stock acquired by any of such persons from any other of such persons; (d) Common Stock or other securities acquired by such persons in transactions or types of transactions that are approved in advance by the Investment Committee; and (e) any other person that beneficially owned Common Stock as of July 24, 1995, but does not thereafter become the beneficial owner of any additional Common Stock not exceeding 1% of the share of Common Stock then outstanding.

     On August 16, 1995, the Dealer Management Group presented to the Investment Committee evidence of financing commitments subject to various contingencies, the fulfillment of which would occur in the future. The Investment Committee reviewed and determined that the Dealer Management Group's financing commitments, in the aggregate, were for amounts sufficient to provide funds to pay the Merger Consideration.

     On August 31, 1995, the Company agreed to a request made by the Dealer Management Group to extend until October 2, 1995, the date on which the Company or the Dealer Management Group could terminate the Merger Agreement, if prior to October 2, 1995, the Dealer Management Group had not satisfied or waived the contingency in the Merger Agreement that required participation in the Dealer Management Group by the Company's dealers owning not less than 85% of the franchised Big O Retail Stores ("Dealer Participation Contingency"). As a part of the agreement, the Dealer Management Group agreed that the Company could delay incurring additional expenditures with respect to its proxy statement until the Company had been advised that the Dealer Participation Contingency had been satisfied or waived, and the Company was satisfied that a fairness opinion would be received by the participants in the Company ESOP in connection with the proposed Merger. See the Merger Agreement, as amended, attached to this Proxy Statement as APPENDIX A.

     On October 2, 1995, the Company agreed to a request made by the Dealer Management Group to extend until October 16, 1995, the date on which the Company or the Dealer Management Group could terminate the Merger Agreement, if prior to October 16, 1995, the Dealer Management Group had not satisfied or waived the Dealer Participation Contingency. As part of the agreement, the Dealer Management Group agreed that the Company would not further extend such deadline and that the Company could delay incurring additional expenditures with respect to its proxy statement until the Company had been advised that the Dealer
Participation Contingency had been satisfied or waived. See the Merger Agreement, as amended, attached to this Proxy Statement as APPENDIX A.

     On October 15, 1995, the Company received notice from the Parent and the Purchaser that the Parent and the Purchaser elected to waive the Dealer Participation Contingency. The Parent and the Purchaser advised the Company that dealers owning 82% of the Company's franchised Big O Retail Stores, as of the date of the Merger Agreement, had elected to participate indirectly in the acquisition of the Company.

     On November 14, 1995, the Board met with Hopper and Kanouff, Holme Roberts, PaineWebber and Lentz Evans and King, P.C., legal counsel to the ESOP. At the meeting, PaineWebber rendered its opinion to the effect that, as of such date, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares). See "Special Factors -- Opinion of Financial Advisor." The presentation of PaineWebber delivered at the November 14, 1995, Board meeting has been filed as an exhibit to the Schedule 13E-3.

     At the meeting held on November 14, 1995, the Board approved various amendments to the ESOP most of which will only take effect after the consummation of the Merger. Included in such amendments is an amendment that sets forth the procedures as to how the Common Stock held by the ESOP is to be voted on the Merger. See "Principal Stockholders of the Company -- Note 1." Also, on November 14, 1995, the Board, upon the unanimous recommendation of the Investment Committee, approved amendments to the Merger Agreement to clarify the mechanics of how the conversion of the Common Stock held by the ESOP which is to be converted into shares of the Parent is to be accomplished.

     At the meeting held on November 14, 1995, the Board (other than those directors who are participating in the acquisition as members of Senior Management or BOTDA or the Dealers who abstained) voted to recommend that the stockholders vote for the Merger.

     By letter dated January 12, 1996, the Parent and the Purchaser requested that the Investment Committee consider increasing the expense reimbursement to the Dealer Management Group by $250,000 and consider extending the termination date in the Merger Agreement to March 31, 1996. On January 23, 1996, the Investment Committee met and discussed the requests but took no action on the requests indicating that the Investment Committee needed confirmation that the Parent and the Purchaser were proceeding with the Merger. The Investment Committee's position was confirmed in a letter dated January 25, 1996 from the Company to the Parent and the Purchaser.

     On January 30, 1996, the Board of Directors of Parent and a representative of Gibson, Dunn & Crutcher had a telephone conference with the Investment Committee and a representative of Holme Roberts to discuss the status of the Merger and the refiling of the Company's proxy materials.

     TBC CORPORATION. On September 26, 1995, Mr. Cloward spoke by telephone with Lou DiPasqua, the President of TBC Corporation ("TBC"), who indicated to Mr. Cloward that TBC might be interested in acquiring an interest in the Company. Later the same day, Messrs. Cloward and Adams telephoned Mr. DiPasqua and discussed TBC's potential interest and indicated to Mr. DiPasqua that Messrs. Cloward and Adams would advise BOTDA if there were an interest.

     On September 28, 1995, Messrs. Cloward and Adams met with Mr. DiPasqua, Ron McCollough and Bob Hubbard, representatives of TBC, to discuss TBC's interest. The representatives of TBC indicated that it was not TBC's intent to interfere with the Merger, but would choose to move ahead on a dual track basis until TBC's interest could be defined.

     In October 1995, Messrs. Cloward and Adams advised Mr. DiPasqua that they would provide TBC with the Company's public filings. On December 12, 1995, Mr. DiPasqua telephoned Mr. Cloward and indicated that the TBC acquisition committee had met and approved moving forward, and reaffirmed TBC's interest in ownership of the Company. Mr. DiPasqua reiterated that TBC did not want to interfere with the Merger.

     On December 14, 1995, Messrs. Cloward, Adams, Stephenson, Scott E, Klossner, Michael E. Lyons, Philip J. Teigen and a representative of Gibson, Dunn & Crutcher met with Messrs. DiPasqua, McCollough and Hubbard in Memphis, Tennessee. The discussions centered around why TBC was interested in acquiring the Company, what that meant for the Company's franchised dealers, and what impact it may have on pricing, supply and other issues pertaining to the Company's products. The representatives of TBC indicated again that they did not want to interfere with the timing of the Merger but would rather pursue an approach that would permit TBC to perform its own due diligence on the Company while the Dealer Management Group moved forward with the Merger.

     On December 16 and December 17, 1995, Mr. Cloward advised Messrs. Carney and Wernholm of TBC's interest.

     On December 19, 1996, Mr. Siipola contacted Mr. DiPasqua to verify TBC's interest and Mr. DiPasqua confirmed that TBC desired to perform due diligence regarding the Company.

     Effective December 20, 1995, the Company, the Parent, the Purchaser and TBC entered into an agreement whereby the Company, at the request of the Parent and the Purchaser, agreed to facilitate TBC's investigation of the Company. The Company also agreed to indemnify TBC against any claims, expenses and costs that TBC may incur by reason of its investigation of the Company and agreed, without making TBC whole for TBC's costs and expenses of investigation, not to solicit or participate in any discussions with or provide any information to any person or group (other than the Dealer Management Group) regarding the acquisition of the Company until the earlier of TBC's announcement that TBC did not wish to acquire the Company or March 20, 1996. TBC and the Company also agreed to hold in confidence nonpublic information received by each from the other.

     Thereafter, the Company has provided information to TBC and its advisors.

     On December 29, 1995, Messrs. Cloward and Adams met in Memphis, Tennessee with Messrs. DiPasqua, McCollough and Hubbard to further discuss both TBC's and the Dealer Management Group's interest in acquiring the Company. On the same date, Messrs. Cloward, Adams, DiPasqua, McCollough and Hubbard had a telephone conversation with the BOTDA Board of Directors which resulted in a decision that the Dealer Management Group and TBC would move ahead simultaneously.

     On January 3, or January 4, 1996, Messrs. Cloward and DiPasqua discussed a potential trip that would permit representatives of TBC to meet with selected Dealers, visit selected Retail Stores, tour the Company's three warehouses, meet the rest of the Company's management group and gain a better understanding of the Company's franchise system.

     On January 22, 1996, the Company and TBC issued a press release describing TBC's potential interest in acquiring the Company.

     Between January 22, 1996 and January 29, 1996, Messrs. Cloward and Staker and Messrs. DiPasqua and Hubbard toured certain of the Company's Retail Stores and warehouses.

     On February 2, 1996, Messrs. Cloward and DiPasqua had a telephone conversation in which Mr. DiPasqua indicated that TBC's acquisition committee had met again and, based upon due diligence conducted, had decided to continue its investigation. He also indicated that another set of meetings was scheduled for February 8 and February 9, 1996. Mr. DiPasqua asked Mr. Cloward to provide additional information regarding the Company that Mr. DiPasqua could present to the acquisition committee of TBC.

     On February 15, 1996, representatives of the Company, the Investment Committee, PaineWebber, Holme Roberts, and Hopper and Kanouff met with representatives of TBC. TBC presented an offer to the Company to acquire the Company's outstanding stock and options for a combination of cash and stock. Based on the recommendation of the Investment Committee, the Board of Directors of the Company did not accept the offer.

RECOMMENDATION OF THE BOARD OF DIRECTORS; THE COMPANY'S PURPOSE AND REASONS FOR AND BELIEF AS TO THE FAIRNESS OF THE MERGER

     RECOMMENDATION. The Investment Committee and the Board (excluding the directors who will be stockholders of the Purchaser, all of whom abstained from voting) of the Company have considered the terms and structure of the Merger, have reviewed the financial and legal aspects of the Merger with financial and legal advisors, have considered the financial and operational considerations related to the Merger, believe that the Merger is fair to and in the best interest of the Company's stockholders who are not affiliated with Senior Management or the Dealers or BOTDA and recommend that stockholders vote for the proposal to approve the Merger Agreement. Included in the directors who voted for the recommendation were all of the directors who are not employees of the Company or Dealers. Each member of the Board of Directors has advised the Company that he intends to vote his shares in favor of the adoption of the Merger Agreement. On the Record Date those directors (including members of Senior Management) and members of their families owned an aggregate _______ outstanding shares (approximately ____% of the outstanding shares of the Common Stock).

     PURPOSE AND REASONS FOR THE MERGER AND FOR THE TIMING OF THE MERGER. The Company's purpose and reason for the Merger are to allow all stockholders of the Company to sell their shares in the Company at a price that the Investment Committee and Board believe is fair to and in the best interests of the stockholders. After the Stockholder Proposal was approved in June 1994 the Company began immediately considering various alternatives to fulfill the mandate to take action directed toward enhancing stockholder value. The timing of the Merger has been determined by the time required to review various alternatives to enhance stockholder value for the Company, to solicit indications from persons who might be interested in acquiring the Company, to negotiate the terms of the Merger Agreement, for the Dealer Management Group to obtain financing, and to obtain the requisite stockholder and other approvals.

     FAIRNESS. The Board and the Investment Committee began considering various alternatives in response to the Stockholder Proposal and after considering all of the factors described below, determined that the Merger was fair to and in the best interest of the Company's stockholders who would receive the Merger Consideration.

     MERGER PRICE. The Merger Consideration constitutes a 14.8% premium over the $14.375 last reported sale price of the Common Stock on July 20, 1995. The book value of the Company as of September 20, 1995, was approximately $11.20 per share.

     MARKET TEST. After extensive testing of the market to determine whether there were buyers for the Company, the Board and the Investment Committee determined that the Merger Consideration represents the best transaction that would be available for the Company in the foreseeable future. The Board and Investment Committee believe the market test was conducted fairly and thoroughly. The marketplace was aware that the Company would be receptive to offers for more than 10 months prior to the execution of the Merger Agreement and the Company through PaineWebber contacted approximately 17 prospective purchasers of the Company.

     OTHER TRANSACTIONS. The Investment Committee and the Board did not believe, based upon the analysis of PaineWebber and its own determination of acceptable debt levels for the Company, that extraordinary dividends or share repurchases would enhance stockholder value.

     LIQUIDATION VALUE. The Investment Committee did not believe that the Company's stockholders would receive an amount per share exceeding the Merger Consideration if the Company were liquidated. The Investment Committee determined that liquidation would be less favorable to the Company's stockholders than the Merger Consideration because of taxes that would be payable at the Company level before distributions to stockholders could be paid and the fact that the Company's assets were not separately as valuable as the Company as a going concern.

     STATUS QUO. The Investment Committee considered continuing to operate the Company without any specific transaction and determined that a transaction for the Merger Consideration was advisable. The retail tire business is extremely competitive with relatively low margins. In addition, the Company depends upon continued strong purchases from Retail Stores that are free to buy their retail inventory elsewhere. The uncertainty of future successful performance by the Company was considered to be outweighed by the assurance of $16.50 per share.

     FAIRNESS OPINION. The Board considered the advice of PaineWebber with respect to various alternatives to enhance shareholder value, PaineWebber's presentation on July 21, 1995, and the opinion of PaineWebber delivered on November 14, 1995, to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares). The Board and the Investment Committee considered the lapse of time between the delivery of the fairness opinion and the date of the Board's and the Investment Committee's recommendation (which is made as of the date of this Proxy Statement). Although the public trading price of the Common Stock has fluctuated during that period, the Board and the Investment Committee gave the fairness opinion significant weight in determining to make their recommendation because there has not been a material favorable change in the underlying business or assets of the Company or its prospects since the date of the fairness opinion.

     CONTINUING RELATIONSHIP WITH DEALERS. The Company's primary customers are the Retail Stores. It became apparent during the course of reviewing alternatives for the Company that a sale of the Company or other action that the Dealers did not support could adversely affect the value of the Company and could seriously affect the price obtainable for the Company's shares in an alternative transaction. The most significant assets of the Company are its franchises and relationships with its group of franchised dealers and any proposed sale of the Company or other action that diminished the value of those assets could seriously affect the value of the Company.

     The Investment Committee and the Board of Directors have not assigned relative weights to the factors described above.

THE PARENT'S PURPOSES AND REASONS FOR THE MERGER

     The Parent is engaging in the Merger in order to concentrate the ownership of the Company in those parties who will be actively engaged in its operation, will have a long-term perspective and will be highly motivated toward the building of a successful operation. The Parent's desire to effect the Merger is based upon the expected realization of the Merger benefits described in the following paragraph. Having identified those expected benefits of the Merger, the Parent believes that the achievement of those benefits should be pursued at the present time because the Company's Investment Committee, since its formation in June 1994, has been exploring strategic alternatives which, if accomplished, would either make the acquisition of the Company by the Parent impossible or unattractive.

     The Parent believes that the Company, which will be a wholly-owned subsidiary of the Parent after the Merger, will benefit from the Merger because
(i) the Company's management will be free to devote itself to building long-term values for the Company without concern that such efforts may adversely affect short-term results and the market price for the Common Stock; (ii) the Merger will eliminate the need for the Company to comply with the reporting requirements of the Exchange Act, to maintain its current listing on the NASDAQ National Market System, and to continue an investor relations program, the aggregate cost of which the Company estimates amounts to approximately $190,000 annually (primarily consisting of the preparation of the annual report to stockholders, accounting and legal fees and investor program costs); (iii) the Company will be able to pursue the common goals of the Dealers and the Company's employees; and (iv) the ownership of the Company will be concentrated in the hands of those parties who will be actively engaged in its operation, will have a long-term perspective and will be highly motivated toward the building of a successful operation.

     The form of the Merger was selected by the Parent to accomplish in a single step its acquisition of the outstanding shares of Common Stock of the Company not already owned by the Parent's stockholders. That structure was deemed preferable to a tender offer, which probably would have resulted in less than 100% ownership by the Parent unless followed by a subsequent merger. The Parent offered cash consideration in the Merger because this was the only method which would accomplish the goal of eliminating public ownership and establishing the desired unification of the owners, substantial suppliers and employees of the Company.

OPINION OF FINANCIAL ADVISOR

     The full text of the opinion of PaineWebber dated November 14, 1995, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as APPENDIX B to this Proxy Statement. Stockholders of the Company are urged to read such opinion carefully in its entirety. The summary of the PaineWebber opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     The Company retained PaineWebber as financial advisor to the Investment Committee with respect to the Merger and to render an opinion as to whether or not the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares).

     PaineWebber has delivered to the Board its written opinion to the effect that, as of November 14, 1995, and based on its review and assumptions and subject to the limitations summarized below, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares). PaineWebber's opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. PaineWebber did not, and was not requested by the Investment Committee, to make any recommendation as to the form or amount of consideration to be paid pursuant to the Merger Agreement.

     In rendering its opinion, PaineWebber, among other things: (i) reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1994, and a draft of the Company's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1995; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to PaineWebber by the Company; (iii) conducted discussions with members of senior management of the Company concerning the Company's businesses and prospects; (iv) reviewed the historical market prices and trading activity for the Common Stock and compared such price and trading history with that of certain other publicly traded companies which PaineWebber deemed relevant; (v) compared the financial position and operating results of the Company with those of certain other publicly traded companies which PaineWebber deemed relevant; (vi) reviewed the proposed financial terms of the Merger and compared such terms with the financial terms of certain other mergers and acquisitions which PaineWebber deemed relevant;
(vii) reviewed the Merger Agreement and a draft of this Proxy Statement as proposed to be filed with the Securities and Exchange Commission; and (viii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed appropriate, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available or supplied or otherwise communicated to it by or on behalf of the Company, and it has not independently verified such information. PaineWebber assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance or the Company. PaineWebber did not undertake, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and assumed that all material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's consolidated financial statements. PaineWebber, at the request of the Company, solicited third party indications of interest with respect to the acquisition of the Company. PaineWebber's opinion is based on the regulatory, economic, monetary and market conditions existing on the date thereof.

     PaineWebber's opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote with respect to the Merger. PaineWebber's opinion does not address the relative merits of the Merger and any other potential transactions or business strategies discussed by the Board of Directors of the Company or the Investment Committee as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger.

     PaineWebber assumed that there had been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to PaineWebber. PaineWebber assumed no responsibility to revise or update its opinion if there is a change in the financial condition or prospects of the Company from that disclosed or projected in the information PaineWebber reviewed as set forth above or in general economic or market conditions.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its fairness opinion, PaineWebber did not attribute any particular weight to any analysis or factor considered by it. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein, and neither the Company nor PaineWebber assumes any responsibility for their accuracy. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the price at which businesses may actually be sold.

     The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at the opinion of PaineWebber, dated November 14, 1995, presented to the Board of Directors of the Company.

     STOCK TRADING HISTORY. PaineWebber reviewed the history of the trading prices and volume for the Common Stock, both separate and in relation to market indices and the comparative company index. The comparative company index comprised four companies which PaineWebber deemed relevant including Bandag Incorporated, Brad Ragan, Inc., Republic Automotive Parts, Inc. and TBC Corporation (the "Comparative Companies").

     SELECTED COMPARATIVE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of the Company to the corresponding data of the Comparative Companies.

     With respect to the Company and the Comparative Companies, PaineWebber compared multiples of latest 12 months revenues, EBITDA, EBIT, net income, book value, estimated (by International Brokers Estimate System or "IBES") 1995 earnings per share ("EPS") and estimated (by IBES) 1996 EPS. PaineWebber noted that, based on closing stock prices as of November 9, 1994, the Company's revenue multiple was 0.45x versus a median revenue multiple of 0.46x for the Comparative Companies; the Company's EBITDA multiple was 6.4x versus a median EBITDA multiple of 6.5x of the Comparative Companies; the Company's EBIT multiple was 7.7x versus a median EBIT multiple of 8.0x for the Comparative Companies; the Company's net income multiple was 12.5x versus a median net income multiple of 11.5x for the Comparative Companies; the Company's book value multiple was 1.32x versus a median book value multiple of 1.51x for the Comparative Companies; the Company's 1995 EPS multiple was 11.9x versus a median 1995 EPS multiple of 10.2x for the Comparative Companies; and the Company's 1996 EPS multiple was 10.5x versus a median 1996 EPSA multiple of 7.6x for the Comparative Companies.

     PaineWebber applied the multiples of revenues, EBITDA, EBIT, net income, book value, estimated 1995 EPS and estimated 1996 EPS calculated above to the respective results of the Company which resulted in a range of possible equity values for the Company based on the comparative company analysis of $11.87 to $16.32 per fully diluted share of Common Stock. PaineWebber then applied a control premium of 30%, based on the Retail Industry Transactions premium described in "Special Factors -- Opinion of Financial Advisor --Premiums Paid Analysis," to such valuation range to determine a range of possible equity values assuming a control premium. Based on this analysis, PaineWebber derived a range of possible equity values of $15.43 to $21.22 per fully diluted share of Common Stock.

     DISCOUNTED  CASH  FLOW  ANALYSIS.  A  discounted  cash flow  analysis  is a traditional valuation methodology used to derive a valuation of a corporate entity by capitalizing the estimated future earnings and calculating the estimated future free cash flows of such corporate entity and discounting such aggregated results back to the present. PaineWebber performed a discounted cash flow analysis of the Company based on the fiscal 1995 to 2000 financial forecast for the Company provided by the Company management (the "Financial Forecast").
Using the information set forth in the Financial Forecast, PaineWebber calculated the estimated "free cash flow" based on projected unleveraged net income adjusted for: (i) certain projected non-cash items (i.e., depreciation and amortization); (ii) projected capital expenditures; and (iii) projected non-cash working capital investment.

     PaineWebber analyzed the Financial Forecast and discounted the stream of free cash flows provided in such projections back to December 31, 1995 using discount rates of 13.0% to 17.0%. To estimate the residual value of the Company at the end of the Financial Forecast period, PaineWebber applied terminal multiples of 6.0x to 7.0x to the projected fiscal 2000 EBITDA and discounted such value estimates back to December 31, 1995, using discount rates of 13.0% to 17.0%. Based on this analysis, PaineWebber derived a range of possible equity values of $14.95 to $20.32 per fully diluted share of Common Stock.

     PREMIUMS PAID ANALYSIS. Using publicly available information, PaineWebber calculated the premiums represented by the Merger Consideration based on the Company's closing stock price one day, one week and four weeks prior to public announcement of : (i) the $18.50 per share offer from the Parent on December 5, 1994 (the "$18.50 Management Offer"); (ii) the Balboa shareholder proposal on December 31, 1993 (the "Balboa Shareholder Proposal"); and (iii) Balboa's initial 13-D filed on February 17, 1993, in which Balboa stated that it had discussions with management regarding methods of increasing sales, cash flow and profitability, and that it intended to continue such discussions with the intention of assisting the Company in enhancing shareholder value (the "Balboa 13-D Filing"). PaineWebber determined that: (i) the premiums of the Merger Consideration over the closing stock price one day, one week and four weeks prior to the $18.50 Management Offer (which was made after the October 1994 AKH offer of $18 per share) were 3.1%, 3.9% and a negative 0.8%, respectively; (ii) the premiums of the Merger Consideration over the closing stock price one day, one week and four weeks prior to the Balboa Shareholder Proposal were 18.9%, 15.8% and 14.8%, respectively; and (iii) the premiums of the Merger Consideration over the closing stock price one day, one week and four weeks prior to the Balboa 13-D Filing were 22.2%, 26.9% and 22.2%, respectively. PaineWebber noted that the premiums set forth in (i) above reflected the announcement of the $18.00 per share AKH offer and the premiums set forth in
(ii) and (iii) above were based on stock prices that prevailed over 22 months prior to the date of its opinion.

     PaineWebber compared the premiums calculated above with the historical median premium paid in retail industry (as defined by Securities Data Corporation ("SDC")) transactions announced between January 1, 1990, and November 3, 1995 (the "Retail Industry Transactions"). PaineWebber determined, based on information obtained from SDC, that the median of the premium of offered price to closing stock price for the Retail Industry Transactions one day, one week and four weeks prior to announcement of such transactions was 25.7%, 28.7% and 33.7%, respectively.

     Pursuant to an engagement letter between the Company and PaineWebber, PaineWebber was paid a retainer fee of $50,000 at the commencement of its engagement, a monthly retainer fee of $25,000 from August 31, 1994, and a fee of $300,000 payable upon rendering its opinion on November 14, 1995, and will be paid a fee of $600,000 upon the closing of the Merger against which all fees and retainers paid after June 30, 1995, will be credited. PaineWebber will also be reimbursed for its related expenses. The Company has also agreed to indemnify PaineWebber, its affiliates and each of their respective directors, officers, agents and employees, and each person, if any, controlling PaineWebber or any of its affiliates, against certain liabilities, including liabilities under federal securities laws.

     PaineWebber has previously provided investment banking services to the Company had may provide financial advisory or other investment banking services to the Company in the future. In the normal course of its business, PaineWebber may from time to time trade the debt or equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. The Company retained PaineWebber primarily because of the experience of the PaineWebber personnel in evaluating businesses and seeking candidates to acquire companies and because of the Investment Committee's perception of such persons' overall understanding of the Stockholder Proposal.

     A COPY OF THE PAINEWEBBER FAIRNESS OPINION IS INCLUDED HEREIN AS APPENDIX
B. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE PAINEWEBBER FAIRNESS OPINION IN ITS ENTIRETY.

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. Current shareholders of the Company (other than those who will participate in the ownership of Parent as described under "Information Pertaining to the Parent, the Purchaser and Related Persons") will no longer own any interest in the Company. Such shareholders will not share in any future earnings or growth of the Company. The Common Stock will no longer be traded on the NASDAQ National Market System or any other securities exchange or registered under the Exchange Act. The Company will no longer be subject to the reporting and other requirements of the Exchange Act.


PLANS FOR THE COMPANY AFTER THE MERGER

     The Parent expects to continue the business and operations of the Company substantially as they are currently being conducted by the Company and its subsidiaries. The Dealer Management Group of the Company, however, will continue to evaluate the business and operations of the Company and will make such changes as are deemed appropriate.

     The Parent is exploring ways to raise cash for working capital and other general corporate purposes in addition to the financing sources discussed under the heading "Financing of the Merger". Although no agreement or arrangement has been entered into with respect to any transaction, the types of transactions under consideration by the Parent include the sale of certain parcels of undeveloped real property adjacent to certain of the Company's regional service center locations and certain Retail Store sites. There can be no assurance that an agreement with respect to any transaction will be reached or, if reached, that any such transaction will be consummated. It is anticipated that the Company will not pay any cash dividends on its securities after the Merger.

     Except for the possible merger or liquidation of several subsidiaries of the Company into the Company, the Parent does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of any operations of the Company or any changes in the Company's present capitalization, corporate structure or business or, except as described above, the sale or transfer of a material amount of assets involving the Company or any of its subsidiaries or the composition of the Company's management. The Parent will from time to time be reviewing additional information and reviewing possible options with respect to the Company and may propose or develop additional or new plans or proposals or may propose the acquisition or disposition of assets or other changes in the Company's business, corporate structure, capitalization, management or dividend policy.

     It is also anticipated that the officers (other than Messrs. Siipola and Mehlfeldt) and key employees of the Company will continue as employees of the Company after the Merger. Those officers who are shareholders of the Parent (other than solely as a result of their participation in the ESOP) will be compensated at substantially the levels of compensation they received in 1995, with the exception of Mr. Cloward, whose compensation will revert in 1996 to the level he was receiving as of January 1, 1995, and with the exception of Ms. O'Reilly, whose 1996 compensation will be based on her compensation level in 1995. It is expected that in most situations such persons will have substantially equivalent positions with the Company. In connection with the consummation of the Merger, Messrs. Siipola and Mehlfeldt will not continue as employees, officers, nor directors of the Company. The Merger Agreement provides that the board of directors of the Purchaser will become the board of directors of the Company at the Effective Time.



FEDERAL INCOME TAX CONSEQUENCES

     The discussion of federal tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws it is recommended that the Company's stockholders consult their own tax advisors concerning the federal, state and local tax consequences of the Merger. Persons who are trusts, tax-exempt entities, corporations subject to specialized income tax rules (for example, insurance companies) or non-United States citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the Merger.

     GENERAL. The following is a summary of the material federal income tax consequences of the Merger to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with A retroactive effect. No rulings have been requested or received from the Internal Revenue Service (the "IRS") as to the matters discussed herein and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed in this summary or, if it does challenge the tax treatment, that it will not be successful.

     FEDERAL  INCOME TAX  CONSEQUENCES  TO THE  PARENT,  THE  PURCHASER  AND THE
COMPANY. The merger of the Purchaser into the Company, with the Company surviving and with the Company's stockholders receiving solely cash in the transaction, constitutes a taxable reverse subsidiary merger which will be treated for federal income tax purposes as a direct purchase by the Parent of the Common Stock from the Company's stockholders in exchange for cash and as such the transitory existence of the Purchaser as the wholly-owned subsidiary will be disregarded for federal income tax purposes. Because the Company will be treated as purchasing the Common Stock directly from the Company's stockholders, unless a Code Section 338 election is made to treat the purchase by the Parent of the Company's Common Stock as a purchase of the Company's assets resulting in a stepped up basis in the Company's assets, no gain or loss will be recognized by the Company as a result of the Merger. Further, no gain or loss will be recognized by Parent upon the receipt of the shares of the Company's Common Stock from the Company's stockholders in exchange for cash, or in the case of the ESOP and certain other of the Company's stockholders, in exchange for shares of the Parent's common stock. The payment by the Parent of the Merger Consideration, which will be transferred by the Company to the Company's stockholders upon surrender by them of their shares of Common Stock, will be treated as a contribution by the Parent to the Company's capital and as such the Parent's tax basis in the Common Stock will equal the amount of such capital contribution.

     FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS. Consistent with the analysis described in the preceding paragraph, a stockholder of the Company (other than a tax exempt trust or other tax exempt organization which owns shares of the Company's Common Stock) will recognize gain or loss as a result of the Merger, measured by the difference between such stockholder's amount realized and its basis in the Common Stock.

     To the extent that the ESOP receives shares of the Parent's common stock in exchange for the shares of the Common Stock currently held by the ESOP, the Company's management believes that the shares of the Parent's common stock received and subsequently held by the ESOP should constitute a "qualifying employer security" for federal income tax purposes which may be held by the ESOP. Even though the exchange of the shares of the Common Stock held by the ESOP for shares of the Parent may not constitute a tax free reorganization under the Code if integrated with the purchase for cash by the Parent of the Common Stock held by the Company's stockholders as contemplated under the Merger Agreement, the Company's management believes that because the ESOP, which will hold the shares of the Parent's common stock, is a qualified trust under Code
Section 401(a), which is a tax exempt organization under Code Section 501(a), the ESOP will not be required under Code Section 512(b)(5) to recognize gain or loss as a result of such exchange transaction which would otherwise be taxable under the Code.

     For noncorporate stockholders of the Company who hold Common Stock as a capital asset, gain or loss recognized as a result of the Merger will be treated as a capital gain or loss, provided that the Company is not treated for federal income tax purposes as a "collapsible corporation." In the opinion of the Company's management, the Company is not a collapsible corporation for federal income tax purposes. Under the current provisions in effect as of the date hereof, net capital gains (i.e., the excess of net long-term capital gain for the taxable year over net short-term capital loss for such year) of an individual stockholder will be taxed at a maximum rate of 28% in contrast to items taxable as ordinary income which are subject to rates of up to 39.6%. The
U. S. Congress is considering in connection with its proposed balanced budget legislation a provision which would reduce the maximum tax rate on net capital gains. President Clinton has declared his intention to veto such legislation. The legislation, if any, which ultimately is enacted with respect to the taxation of net capital gains and the effective date of any such legislation is uncertain at this time.

     In the case of a corporate stockholder, capital losses are allowed only to the extent of capital gains. In the case of a noncorporate stockholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or
(ii) the excess of losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to limitation in the Code. Generally, in the case of a noncorporate taxpayer, excess capital losses may be carried forward indefinitely and used each year, subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), until the loss is exhausted.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be treated, for financial statement purposes, as a sale by the Company's stockholders to the Parent for cash. Accordingly, no gain or loss will be recognized by the Company as a result of the Merger. The Merger will be accounted for by the Parent as a purchase.

REGULATORY APPROVALS

     There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Merger other than the approval of the Company's stockholders as required by the Nevada General Corporation Law.

FINANCING OF THE MERGER

     The Purchaser's obligation to consummate the Merger is conditioned upon, among other things, the availability of sufficient funds to pay the Merger Consideration and to replace certain existing indebtedness of the Company. The total amount of funds required for such purposes is approximately $65.1 million. Of this amount, approximately $46.8 million will be used to pay the aggregate Merger Consideration. See "Information Pertaining to the Parent, the Purchaser and Related Persons" for a description of the equity contributions to be made to the Parent.

     Set forth below is a summary  description  of the financing for the Merger.
Consummation of such financing is subject to, among other things, the negotiation and execution of definitive financing agreements on terms satisfactory to the parties thereto. Because definitive financing agreements relating to such financing have not been finalized, there can be no assurance that the terms set forth below will be contained in such agreements or that such financing will be obtained.

     The Purchaser has executed a commitment letter (the "Senior Commitment") pursuant to which The First National Bank of Chicago ("First Chicago") has committed to provide the Purchaser senior secured loans of up to $40,000,000 (the "Senior Loans"). The Senior Commitment will expire on February 28, 1996, unless definitive loan documents are executed on or before such date. The Purchaser has submitted a written request to First Chicago to extend the Senior Commitment expiration date.

     The Senior Loans will bear interest at a rate equal to, at the Purchaser's option, either: (1) First Chicago's Alternate Base Rate plus 1.75% per annum, or
(2) the Eurodollar Rate plus 3.0% per annum. First Chicago's Alternate Base Rate is the higher of (i) First Chicago's corporate base rate, or (ii) the federal funds rate plus 1/2% per annum. The Eurodollar Rate is the rate offered by First Chicago in the London interbank market. The Senior Loans will be (a) secured by a first perfected security interest in, with certain exceptions, all of the Company's assets, (b) subject to mandatory prepayment upon a sale of equity or assets and upon the generation of cash exceeding certain targets to be set forth in the definitive credit agreement, and (c) subject to a number of conditions including, but not limited to, negotiation and execution of loan documents which will include representations, warranties and covenants which are satisfactory to First Chicago, completion of First Chicago's due diligence, First Chicago's satisfaction with other components of the Merger including the consideration to be paid, the equity contributions and the other debt arrangements. The Senior Loan consists of two facilities: (1) a $20,000,000 term loan (the "Term Loan"), and (2) a $20,000,000 revolving credit (the "Revolving Credit"). The Term Loan will (a) mature after six years, and (b) be repaid in quarterly installments which shall be $500,000 per quarter in the first year of the Term Loan, $750,000 per quarter in the second and third years of the Term Loan, and $1,000,000 per quarter in the fourth through sixth years of the Term Loan. The Revolving Credit will mature in six years.

     On September 8, 1995, the Purchaser executed a commitment letter (the "Mezzanine Commitment") pursuant to which BancBoston Capital Inc. ("BBC") committed to provide up to $10,000,000 of mezzanine financing (the "Mezzanine Loan"). The Mezzanine Loan will (a) bear interest at the rate of 12.5% per annum, (b) mature in eight years (with quarterly payments of principal in the amount of $833,333 commencing in the first quarter of the sixth year of the Mezzanine Loan), (c) provide BBC with the right to appoint a board member to the Board of the Parent, and (d) be subject to a number of conditions, including but not limited to, negotiation and execution of loan documents satisfactory to BBC, BBC's satisfaction with the other components of the Merger including the equity to be contributed, the terms of the other debt and the execution of a number of inter-creditor agreements. In addition, the Mezzanine Commitment requires the Purchaser to (a) provide a $50,000 non-refundable deposit, (b) pay a break-up fee of $500,000 if the Purchaser consummates the Merger without utilizing the Mezzanine Loan within one year of receiving the Mezzanine Commitment, (c) maintain certain restrictive covenants, (d) execute acceptable loan and inter-creditor agreements, (d) prepare an acceptable actuarial study of the Company's ESOP repurchase obligations, and (e) issue a warrant to BBC to purchase 12% of the equity in the Parent. The warrant will provide BBC with (a) the right to put the warrant to the Parent and (b) certain registration rights.

     The Company has also entered into agreements to refinance and extend some of its existing debt in connection with the Merger. Copies of the Senior Commitment and the Mezzanine Commitment have been filed as Exhibits to the
Schedule 13E-3. The Company intends to repay all such borrowed funds with funds generated by the Company's operations.

EXPENSES OF THE MERGER

     It is estimated that the expenses incurred by the Company in connection with the Merger will be approximately $1,540,000 in the aggregate, comprised of approximately $11,000 for filing fees, $1,050,000 for financial advisory fees and expenses in connection with the services of PaineWebber and $30,000 in connection with the services of Baum, $460,000 for legal fees, $7,000 for accounting fees, $25,000 for solicitation expenses, $30,000 for directors' fees and expenses, and $22,000 for miscellaneous expenses including printing, mailing and other distribution costs. In addition to the foregoing, the Company has agreed to reimburse the Purchaser up to $750,000 for its costs and expenses in consummating the Merger and $217,000 for expenses incurred in arranging the financing of the Merger. See "The Merger Agreement -- Fees and Expenses."

                        PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following persons are the only persons known to the Company who, on February 16, 1996, owned beneficially more than 5% of the outstanding shares of the Company's Common Stock:


NAME AND ADDRESS OF                            AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP     OF CLASS
--------------------                           --------------------     --------


Big O Tires, Inc. .................................     502,208         15.14%
Employee Stock Ownership Plan ("ESOP")
11755 East Peakview Avenue
Englewood, Colorado 80111

Balboa Investment Group, L.P.......................     309,500          9.33%
  a California limited partnership and
  Mr. Kenneth W. Pavia, Sr., the sole general
  partner of this partnership
1101 East Balboa Boulevard
Newport Beach, California 92661-1313

Maurice D. Sabbah, et al...........................     190,265(3)       5.73%
262 East Moorehead Street
P. O. Box 700
Burlington, North Carolina 27216

Big O Senior Management and .......................     209,278(4)       6.32%
  Dealer Group
c/o William Spencer
IFC Limited
1099 18th Street
Denver, Colorado 80202
-------------------

     (1) Of the 502,280 shares of Common Stock in the ESOP, approximately 465,806 shares of Common Stock have been allocated to participants' accounts and approximately 36,473.22 shares of Common Stock have not been allocated to participant's accounts. Pursuant to the provisions of the ESOP, each participant has the right to direct the ESOP Trustee as to how to vote the shares of Common Stock allocated to the participant's account. The ESOP Trustee is required to vote all allocated shares, the voting instructions for which are not timely communicated to the Trustee, and all unallocated shares on the Merger Agreement in the same proportion as the allocated shares for which the Trustee receives timely voting instructions are voted.

     (2) In a Schedule 13D dated May 31, 1995, as amended, the Company was notified that these persons held these shares of Common Stock.

     (3) In a Schedule 13D dated December 6, 1994, the Company was notified that these persons held these shares of Common Stock.
[/FN]
                                       37

     (4) In a Schedule 13D, as amended, the Company was notified that these persons held these shares of Common Stock. These persons consist of a group of Company officers led by Company President, Steven P. Cloward, managers and Company franchisees ("Dealer Management Group") that made an offer to acquire the outstanding shares of the Company. The shares reported in this Schedule 13D, as amended, include the shares for the aforementioned officers disclosed in the "Security Ownership of the Company's Management" section of this proxy statement.

                    SECURITY OWNERSHIP OF THE COMPANY'S MANAGEMENT

     The following table shows, as of February 16 1996, the shares of the Company's outstanding Common Stock beneficially owned by each director and executive officer of the Company and the shares of the Company's outstanding Common Stock beneficially owned by all executive officers and directors of the Company as a group:


NAME OF                          AMOUNT AND NATURE OF          PERCENT
BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)10)    OF CLASS(10)
------------------               -------------------------     -----------


John B. Adams .....................     42,004(2)(8)(9)       1.26%
Ronald D. Asher ...................     16,520(3)(8)            *
Frank L. Carney ...................      1,780(8)               *
Steven P. Cloward .................    103,969(4(8)(9)        3.11%
Everett H. Johnston ...............      1,452(8)               *
Robert K. Lallatin ................        364(5)               *
Horst K. Mehlfeldt ................      4,522(8)               *
John E. Siipola ...................      5,193(8)               *
Ralph J. Weiger ...................      3,414(8)               *
C. Thomas Wernholm ................     21,325(6)               *
Donald D. Flanders ................        -0-                 -0-
Dennis J. Fryer ...................      8,694(7)(9)            *
Allen E. Jones ....................     13,926(7)(9)            *
Ronald H. Lautzenheiser ...........     17,668(7)(9)            *
Kelley A. O'Reilly ................      5,552(7)(9)            *
Gregory L. Roquet .................     12,191(7)(9)            *
Thomas L. Staker ..................     14,337(7)(9)            *
Philip J. Teigen ..................      9,723(7)(8)(9)         *
Bruce H. Ware .....................     14,844(7)(8)(9)         *
All Current Directors and
  Executive Officers as
  a Group (19 persons) ............    297,483(2)(3)(4)       8.66%
                                              (5)(6)(7)(8)(9)

-------------------


     * Percent of shares of Common Stock beneficially owned by this director does not exceed 1% of the Company's outstanding Common Stock.

                                       38

     (1) Unless otherwise indicated, the shares are held directly in the names of the beneficial owners and each person has sole voting and sole investment power with respect to the shares.

     (2) Includes 1,311 shares of Common Stock owned jointly by Mr. Adams and his wife, over which shares Mr. Adams may be deemed to have shared voting and investment power, and includes 17,165 shares of Common Stock that have been allocated to Mr. Adams in the ESOP, over which shares Mr. Adams has sole voting power.

     (3) Includes beneficial ownership by R&A Asher, Inc., a California corporation ("R&A"), of 156 shares of Common Stock. Mr. Asher and his wife each own 50% of the issued and outstanding capital stock of R&A, and Mr. Asher may be deemed to have shared voting and investment power over the 156 shares. Includes approximately 470 shares owned by a retirement trust in which Mr. Asher and his wife are co-trustees.

     (4) Includes 25,110 shares owned directly by Mr. Cloward's wife, over which shares Mr. Cloward may be deemed to have shared voting and investment power, and includes 38,250 shares that have been allocated to Mr. Cloward in the ESOP, over which shares Mr. Cloward has sole voting power.

     (5) Includes 410 shares owned by B & G Tire, Inc. of which Mr. Lallatin is the President and 51% owner.

     (6) Includes 4,688 shares of Common Stock owned jointly by Mr. Wernholm and his wife and over which shares Mr. Wernholm may be deemed to have shared voting and investment power over such shares.

     (7) Includes the following shares of Common Stock that have been allocated or are to be allocated to the following executive officers not named above who participate in the ESOP, over which shares these executive officers will have sole voting power:


               NAME                                  NO. OF SHARES*
               --------                              -------------

               Dennis J. Fryer ........................    6,963
               Allen E. Jones .........................    6,620
               Ronald H. Lautzenheiser ................   10,369
               Kelley A. O'Reilly .....................    3,487
               Gregory L. Roquet ......................    5,600
               Thomas L. Staker .......................    6,177
               Philip J. Teigen .......................    5,415
               Bruce H. Ware ..........................    7,694

-------------------

     * The share numbers have been rounded up or down to the nearest whole share.

                                       39

     (8) Included in the above are shares of Common Stock underlying presently exercisable options granted under the Big O Tires, Inc. Director and Employee Stock Option Plan owned by the following directors and executive officers:


                                                  NO. OF SHARES
                                               UNDERLYING PRESENTLY
                  NAME                          EXERCISABLE OPTIONS
                  ------------                  -------------------


                  John B. Adams .....................    4,922
                  Ronald D. Asher ...................   15,894
                  Frank L. Carney ...................    1,780
                  Steven P. Cloward .................   12,284
                  Everett H. Johnston ...............    1,452
                  Allen E. Jones ....................      906
                  Horst K. Mehlfeldt ................    4,522
                  John E. Siipola ...................    4,193
                  Philip J. Teigen ..................      833
                  Bruce H. Ware .....................      302
                  Ralph J. Weiger ...................    1,767
                  C. Thomas Wernholm ................   16,637

-------------------


     (9) Included in the above share figures are shares of restricted Common Stock granted under the Big O Tires, Inc. Long Term Incentive Plan, over which shares the following executive officers have sole voting power, and includes shares of Common Stock underlying presently exercisable options granted under the Long Term Incentive Plan:


NAME                                          NO. OF SHARES      NO. OF OPTIONS
----                                          -------------      --------------


John B. Adams ..........................            7,552           11,054
Steven P. Cloward ......................           11,370           16,955
Dennis J. Fryer ........................            1,716                0
Allen E. Jones .........................            1,716            4,684
Ronald H. Lautzenheiser ................            3,495            3,804
Kelley A. O'Reilly .....................            2,065                0
Gregory L. Roquet ......................            1,907            4,684
Thomas L. Staker .......................            4,479            3,681
Philip J. Teigen .......................            1,634            1,841
Bruce H. Ware ..........................            1,764            4,684

-------------------

                                       40

     (10) The beneficial ownership and percentages for each person and the group have been reported and calculated as if the presently exercisable options owned by each person or the group referred to in the preceding footnotes had been exercised.

               PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDEND HISTORY

     The shares of Common Stock are traded on the NASDAQ National Market System under the symbol "BIGO." The following table sets forth the high and low prices, as reported by the NASDAQ National Market System, for each quarter commencing January 1, 1993. These quotations have been rounded to the nearest eighth, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Stockholders are urged to obtain current quotations.


                                                      HIGH             LOW
                                                      ----            -----

1993
 First Quarter ...........................           14 1/4           11 1/8
 Second Quarter ..........................           16 3/8           10 7/8
 Third Quarter ...........................           17 1/4           13 1/4
 Fourth Quarter ..........................           16 1/2           13 1/2

1994
 First Quarter ...........................           16 3/4           12 3/4
 Second Quarter ..........................           16 3/4           13 1/8
 Third Quarter ...........................           16 3/4           14 1/2
 Fourth Quarter ..........................           17 7/8           15 1/4

1995
 First Quarter ...........................           16 1/4           12 7/8
 Second Quarter ..........................           15 1/4           12 1/2
 Third Quarter ...........................           15 1/4           12 3/4
 Fourth Quarter ..........................           15 1/8           12

1996
 First Quarter (through ----------1996)...

     On May 31, 1995, June 6, 1995 and July 21, 1995, the last days the Common Stock traded prior to the public announcements that the Company had (i) received the Merger proposal at $16.50 per share of Common Stock from Senior Management and the Dealers (ii) the Investment Committee approved in principle the $16.50 per share Merger proposal and (iii) the Company entered into the Merger Agreement providing for the Merger of Purchaser into the Company for the Merger Consideration, the closing sale prices of the shares of Common Stock (as reported on the NASDAQ National Market System) were $13.75, $14.25 and $14.375 per share, respectively. The closing sale price of the shares of Common Stock (as represented on the NASDAQ National Market System) was $_______________ on __________________, 1996.

     The Company has never paid any cash dividends on its shares of Common Stock. Currently, the Company is subject to various covenants and restrictions under loan agreements with First Chicago, AT&T Capital Corporation, The Kelly-Springfield Tire Company ("Kelly") and other lenders and holders of long term notes previously issued by the Company. These restrictions limit or prohibit the Company from, among other things, paying cash dividends on its capital stock. One or more of these loan or credit facilities will be refinanced or restructured in connection with the financing of the Merger, but it is unknown whether the restrictions on payment of dividends will be modified. See "Special Factors -- Financing of the Merger."

                 SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following table sets forth consolidated financial data for, and as of the end of each of the nine (9) month periods ended September 30, 1995, and 1994, and for, and as of the end of, each of the years in the five-year period ended December 31, 1994, and are derived from the consolidated financial statements of the Company and its subsidiaries. The consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which accompanies this Proxy Statement, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing therein. The Company does not expect Deloitte & Touche LLP to be present at the Special Meeting.

                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                        -------------------    -------------------------------------------------------------
                                        1995           1994        1994         1993         1992        1991           1990
                                                                   (in thousands except share information)

STATEMENT OF
 OPERATIONS DATA:

Operating Revenues,

 net ..............................   $  107,672   $   94,132   $  127,678   $  122,960   $  119,799   $  113,836   $  106,902

Income before income
 taxes and
 cumulative effective of
 change in accounting
 principle ........................        2,492        2,506        4,641        3,280        4,766        3,139        1,264

Provision for income
 tax ..............................        1,047        1,052        1,950        1,400        1,983        1,388          557

Income before
 cumulative effect of
 change in accounting
 principle ........................        1,445        1,454        2,691        1,880        2,783        1,751          707

Cumulative effect of
change in
accounting principle ..............         --           --           --            285         --           --           --

Net income ........................        1,445        1,454        2,691        1,595        2,783        1,751          707

PER SHARE DATA

Income before
 cumulative effect
 of change in
 accounting principle .............   $      .43   $      .44   $      .80   $      .55   $      .80   $      .50   $      .20

Net income ........................   $      .43   $      .44   $      .80   $      .47   $      .80   $      .50   $      .20

Weighted average
 shares outstanding (1) ...........    3,777,083    3,337,539    3,347,892    3,409,962    3,497,044    3,506,024    3,502,924


                                       43


                                        AS OF SEPTEMBER 30,                            AS OF DECEMBER 31,
                                        -------------------       ---------------------------------------------------------
                                       1995           1994        1994         1993         1992        1991           1990
                                                                                  (in thousands)

BALANCE SHEET DATA:


Current assets(2) .................   $   35,564   $   36,351   $   33,718   $   24,136   $   29,494   $   29,684   $   36,202
Total assets(2) ...................       69,846       70,195       61,968       56,607       57,679       57,111       63,176
Current liabilities(2) ............       13,808       14,426        9,051       12,251       12,161        9,023       19,707

Long-term debt and
capital lease obliga-
tions, net of current
portion ...........................       17,376       20,307       15,906       11,037        9,359       14,648       11,883

Other long-term
liabilities .......................        1,311        1,449        1,433          856          692          852          951

ESOP obligations ..................          188          449          449          975        1,277        1,656         --
Stockholders' equity ..............       37,163       33,574       35,129       31,488       34,190       30,932       30,635
                                                                                                                    ----------
------------------


     (1)  Adjusted to reflect the 1-for-5 reverse split of the Company's Common Stock that was effective June 15, 1992.

     (2)  Amounts for years prior to 1992 have been restated to reflect the reclassification of vendor receivables to accounts payable.

     (3)  The per share book values of the Common Stock on September 30, 1995, and December 31, 1994, were $11.20 and $10.62, respectively.

     (4) The ratios of earnings to fixed charges for the nine month periods ended September 30, 1995 and 1994, and for the years ended December
          31, 1994 and 1993, were 2.8:1, 3.1:1, 4.0:1 and 3.8:1, respectively.




                                 THE MERGER AGREEMENT

PARTIES TO THE MERGER AGREEMENT

     BIG O TIRES, INC., a Nevada corporation (the "Company"), is engaged primarily in the business of franchising Big O Tire retail stores (the "Retail Stores") and supplying Retail Stores with tires and related automotive products for sale. The Company also owns and operates Retail Stores and, on a limited basis, engages in site selection and real estate development for Retail Stores. The mailing address of the Company's principal executive offices and corporate headquarters is 11755 East Peakview Avenue, Suite A, Englewood, Colorado 80111 and its telephone number is (303) 790-2800.

     BOTI HOLDINGS, INC., a Nevada corporation (the "Parent"), is a holding company organized in January 1995 to participate in the Merger and to acquire all of the capital stock of the Company. See "Information Pertaining to the Parent, the Purchaser and Related Persons." The Parent has engaged in no other business activities since its inception other than those related to the acquisition of the Company. The mailing address of the principal executive offices of both the Parent and the Purchaser is the same as the Company's address, 11755 East Peakview Avenue, Englewood, Colorado 80111, and their telephone number is (303) 790-2800.

     BOTI ACQUISITION CORP., a Nevada corporation (the "Purchaser"), has been organized as a wholly-owned subsidiary of the Parent for the purpose of effecting the Merger and has engaged in no other business activities other than those related to the acquisition of the Company. See "Information Pertaining to the Parent, the Purchaser and Related Persons."

DESCRIPTION OF THE MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY OF THE MERGER AGREEMENT, THE FULL TEXT OF WHICH (WITHOUT THE ATTACHMENTS THERETO) IS INCLUDED HEREIN AS APPENDIX A. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER. THE FOLLOWING DESCRIPTION ALSO CONTAINS OTHER INFORMATION ABOUT THE MERGER.

     TERMS OF THE MERGER. Pursuant to the Merger Agreement, the Purchaser will merge into and with the Company, with the Company continuing as the surviving corporation. The Merger will occur immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Nevada (the date and time of such filing referred to herein as "Effective Time"). The name of the Company will remain "Big O Tires, Inc." At the Effective Time, the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time until thereafter amended, will be the Articles of Incorporation and Bylaws of the Purchaser. The officers and directors of the Purchaser immediately prior to the Effective Time will be the initial officers and directors of the Company until their successors are elected and qualified, as the case may be. At the Effective Time, all issued and outstanding shares of Common Stock owned by the stockholders of the Company other than the Excluded Shares will be canceled and extinguished, and will be converted into the right to receive the Merger Consideration. Payments of cash to stockholders of the Company and to option holders will be made as soon as possible after the Effective Time upon surrender by holders of their certificates (in the case of stockholders), together with the appropriate transmittal form, to the Exchange Agent referred to below. See "The Merger Agreement -- Exchange of Certificates." Each Excluded Share owned will be exchanged for one share of the Parent's common stock. In the Merger, each share of $.01 par value common stock of the Purchaser which is issued and outstanding immediately prior to the Effective Time will be converted into and become one share of Common Stock of the Surviving Corporation. As a result of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue to operate as a wholly-owned subsidiary of the Parent.

     All properties and assets of every kind held by the Company and the Purchaser at the Effective Time will become property and assets of the Company, and the Company will continue to be liable for all of its obligations, debts and other liabilities, as well as those, if any, of the Purchaser.

     The Company expects the Effective Time to occur before ________________, 1996. The Effective Time cannot occur until all conditions to the Merger have been satisfied or waived. See "The Merger Agreement -- Conditions to the Merger."

     The Merger Agreement provides for the exercise of appraisal or other rights as may be available under Nevada law. However, no appraisal rights or right to dissent are available for the Merger under Nevada law. See "The Special Meeting -- Absence of Appraisal Rights and Right to Dissent." Consequently, if the Merger is consummated, holders of all shares of Common Stock (other than holders of Excluded Shares) will be required to accept the Merger Consideration.

     STOCK OPTIONS. The Company is required by the Merger Agreement to make all reasonable efforts to cancel and settle immediately prior to the Effective Time each option to purchase shares of Common Stock or stock appreciation rights (collectively, the "Options") which have been granted under any Company stock or compensation plan or arrangements to all current or former employees of the Company who are not directors, unless the holder has agreed to convert or exchange without receipt of payment therefor, the Options for options or shares of the stock of the Parent, the Purchaser or the Company. Holders who are directors of the Company, except Messrs. Steven P. Cloward and John B. Adams, will have their Options canceled and will be entitled to receive only a cash payment. Each holder of an Option will be entitled to receive, in lieu of each share which such holder otherwise would have received upon exercise of the Option, cash equal to the amount (if any) by which $16.50 exceeds the exercise price per share payable pursuant to such Option ("Option Settlement Amount") provided that the Company is required to cancel for a lesser amount any Option issued under a plan which allows the Option to be canceled for less than the Option Settlement Amount. Taxes and other required withholdings will be deducted from the cash payments. Messrs. Cloward and Adams, as stockholders of the Parent and part of Senior Management, will convert their Options into options to purchase the common stock of the Parent. See "Information Pertaining to the Parent, the Purchaser and Related Persons." The Company is not permitted to grant any additional Options except certain options that the Company may grant on January 1, 1996, pursuant to the Company's Director and Employee Stock Option Plan. On or before the Effective Time, the Company will cause all of its stock option, stock appreciation and compensation plans to be terminated.

     CONDITIONS TO THE MERGER. The obligations of the Parent, the Purchaser and the Company to effect the Merger are conditioned on, among other things (i) the Merger Agreement receiving the requisite approval of the Company's stockholders (see "The Special Meeting -- Vote Required to Approve the Merger"); (ii) there being no preliminary or permanent injunction or other order, decree, ruling or law or regulation which would prevent the consummation of the Merger; and (iii) and receipt by the Company of all material consents or authorizations from governmental authorities or parties to contracts.

     The obligations of the Company to effect the Merger additionally are conditioned on (i) the performance in all material respects by the Parent and the Purchaser of the obligations to be performed by them at or prior to the Effective Time; and (ii) the truth and correctness in all material respects of the representations and warranties of the Parent and the Purchaser contained in the Merger Agreement.

     The obligations of the Parent and the Purchaser to effect the Merger additionally are conditioned on (i) the performance in all material respects by the Company of the obligations to be performed by it under the Merger Agreement;
(ii) the truth and correctness in all material respects of the representations and warranties of the Company contained in the Merger Agreement; (iii) the

Purchaser having received financing sufficient to consummate the Merger; (iv) cancellation and settlement of all stock options except Senior Management Options; (v) redemption of the Rights; (vi) compliance with applicable Nevada law; and (vii) at least 80% of the shares of the Common Stock held by the ESOP being converted into the common stock of the Parent. The terms of the Merger Agreement may be modified or waived, subject to certain restrictions. See "The Merger Agreement -- Modification and Waiver" and "Special Factors -- Background and Negotiations Regarding the Merger."

     The Merger Agreement also requires that the financial advisor to the ESOP deliver an opinion that the consideration to be received by the participants in the ESOP who elect to convert the Common Stock allocated to their accounts in the ESOP into an investment in the common stock of the Parent, is fair from a financial point of view to such participants. On ________, George K. Baum & Company delivered its written opinion to the ESOP stating that the consideration to be provided pursuant to such conversion is fair to the ESOP participants from a financial point of view. See "Special Factors."

     REPRESENTATIONS AND WARRANTIES. The Company, the Parent and the Purchaser have made certain representations and warranties to each other in the Merger Agreement, including, among other things, representations and warranties relating to their respective organizations, qualifications and capitalizations, authorizations to enter into the Merger Agreement, that the Merger and Merger Agreement do not conflict or fail to comply with any other agreements, instruments, their organizational documents, the consents and approvals that must be obtained in connection with the Merger, and the absence of brokers or finders.

     The Company has made certain additional representations and warranties (which representations and warranties are subject, in certain cases, to specified exceptions), including representations and warranties as to the following: (a) the accuracy of the Company's filings with the United States Securities and Exchange Commission and the financial statements of the Company;
(b) the absence of any material adverse change to the Company before the Effective Time; (c) the absence of undisclosed material liabilities or litigation; (d) fairness of the transaction to disinterested stockholders; (e) existence and status of employee benefit plans; and (f) the payment of taxes.

     CONDUCT OF BUSINESS PENDING MERGER. The Merger Agreement provides that neither the Purchaser nor the Parent will have any claim against the Company for any breach of the covenants regarding the conduct of the Company's business pending the Merger unless the action which resulted in the breach was approved by the Board or Investment Committee and no attempt was made at a later date by the body approving such action to prevent its occurrence, or was known of by a member of the Investment Committee or the Chairman or Vice Chairman of the Board and no attempt was made by the Investment Committee to prevent its occurrence. In the Merger Agreement, the Company covenants and agrees that, prior to the Effective Time, unless the Purchaser otherwise agrees in writing, or except as disclosed in the Disclosure Certificate to the Merger Agreement or as otherwise expressly contemplated by the Merger Agreement, neither the Company nor any of its subsidiaries will take any action except in the ordinary course of business and consistent with past practices, and the Company will use its best efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships. Even if the action proposed to be taken would not violate the provisions described in the preceding sentence, but would involve possible expenditures, contingent liabilities or the acquisition or disposition of assets exceeding $100,000, any member of a committee consisting of Messrs. John B. Adams, Steven P. Cloward, Horst K. Mehlfeldt and John E. Siipola (the "Management Committee") has the right to object in writing to the taking of such action prior to the time the Company is legally bound to the taking thereof. Any notice of objection must be delivered to all members of the Management Committee and the contemplated action is not to be taken unless the members of the Management Committee unanimously approve the taking of such action. If the action proposed to be taken would violate the provisions described in the second sentence of this paragraph and would involve expenditures or the acquisition or disposition of assets exceeding $100,000 in value, the Management Committee is to be given advance written notice of all such actions. If any member of the Management Committee objects in writing within five (5) days after written notice of such action is given to any such noticed action, such action only is to be taken if the members of the Management Committee unanimously approve the taking of such action or, failing such approval, the Parent and the Company approve in writing the taking of such action.

     The Company has also agreed that neither the Company nor any of its subsidiaries will, directly or indirectly, do any of the following: (i) incur any expenses in contemplation of a reorganization or restructuring of the Company; (ii) amend its Articles of Incorporation or Bylaws or similar organizational documents; (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or make any distribution, payable in cash, stock, property or otherwise with respect to its capital stock; (iv) transfer the stock of any subsidiary to any other subsidiary or any assets or liabilities to any new subsidiary or, except in the ordinary course of business and consistent with past practice, to any existing subsidiary; (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company except the Merger; (vi) amend, modify, change or replace the engagement letter of PaineWebber; or (vii) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     In addition, the Company has agreed that neither the Company nor any of its subsidiaries will, directly or indirectly: (i) issue, sell, pledge, encumber or dispose of, or authorize, propose or agree to the issuance, sale, pledge, encumbrance or disposition of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock or any other equity securities, or any other securities in respect of, in lieu of, or in substitution for shares of Common Stock outstanding on the date of the Merger Agreement except for shares of Common Stock issuable upon exercise of Options outstanding on that date and which by their terms are or become exercisable at or prior to the Effective Time; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any material amount of property or assets, in any other individual or entity; (iii) other than indebtedness incurred from borrowings made pursuant to existing lending arrangements and other than as set forth in the Disclosure Schedule to the Merger Agreement, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse (other than to a Company account) or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, except for advances to dealers and guarantees of leases made in the ordinary course of business and consistent with past practice; (iv) release or relinquish any material contract right; (v) settle or compromise any pending or threatened suit, action or claim by or against the Company involving a payment by the Company exceeding $100,000; or (vi) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.

     The Company has also agreed that the Company and its subsidiaries will use their best efforts to keep in place their current insurance policies, including but not limited to director and officer liability insurance, which are material (either individually or in the aggregate), and notwithstanding such efforts, if any such policy is canceled, the Company will use its best efforts to replace such policy or policies.

     The Company has agreed that neither the Company nor any of its subsidiaries will, and the Company will use its best efforts to cause its affiliates, officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Purchaser or an affiliate or an associate of the Purchaser) concerning, or enter into any agreement providing for, any merger, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving the Company or any subsidiary or division of the Company, provided that the Investment Committee on behalf of the Company may furnish or cause to be furnished information and may participate in such discussions or negotiations and enter into such agreement if it believes in good faith, after consultation with its financial adviser and the receipt of written advice of counsel as to the legal considerations involved, that the failure to provide such information or participate in such discussions or negotiations or enter into such agreement would be likely to involve the members of the Investment Committee in a breach of their fiduciary duties.

     The Purchaser and the Company have each agreed to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible.

     ADDITIONAL AGREEMENTS. In the Merger Agreement, the Company, the Purchaser and the Parent have agreed to certain other matters, including the preparation of all documents required to be submitted under federal and state law to stockholders and federal or state agencies; to submit the proposed Merger to a vote of the stockholders of the Company, subject to the right of the Investment Committee and the Board of Directors to withdraw their recommendations based on the written advice of legal counsel or in accordance with the exercise of their fiduciary responsibilities; the cancellation, settlement, conversion or exchange of all outstanding Options as well as termination of all plans pursuant to which such options are granted or issued; the payment of certain fees as set forth below and to provide indemnification to certain directors and officers of the Company and any of its subsidiaries. See "Directors and Executive Officers of the Company."

     FEES AND EXPENSES. All costs and expenses, except as described below, incurred in connection with the Merger are to be paid by the party incurring such expenses.

     If (i) the Merger Agreement is terminated for any reason (ii) prior to such termination (x) any Person (as defined below) (A) makes a written proposal to engage in any transaction described in clauses (u) (v) or (w) of clause (iii) of this paragraph (an "Acquisition Proposal") to the Company or any authorized director, officer or agent or (B) publicly announces an Acquisition Proposal, or
(y) the Company or any authorized director, officer or agent of the Company participates in discussions or negotiations with, or provides confidential information to, any Person concerning an Acquisition Proposal, and (iii) within one (1) year from the date of the Merger Agreement (u) any corporation, partnership, person, entity or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), including the Company or any of its subsidiaries but excluding the Parent, the Purchaser or any of their affiliates and excluding any group of which Parent, the Purchaser or any of their affiliates is a member (a "Person"), shall have acquired all or a substantial portion of the assets of the Company or consummated a merger or consolidation with, or other acquisition of, the Company (v) any Person shall have acquired beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 35% or more of the shares of Common Stock then outstanding, or (w) a "change in control" of the Company involving a Person within the meaning of Item 1 of Form 8-K under the Securities Exchange Act of 1934 shall have occurred, the Company must promptly, but in no event later than five (5) business days after consummation of any transaction referred to in clauses (u) (v) or (w) above, pay to the Purchaser (by transfer of same-day funds to an account designated by the Purchaser for such purpose) an amount equal to (i) $1,000,000, less (ii) any funds paid by the Company to the Purchaser pursuant to the provisions described in the second following paragraph; provided such amount shall be payable by the Company with respect to any such transaction referred to in clauses (u) (v) and
(w) above only if (a) the transaction provides for the Company or the holders of any shares of Common Stock being purchased in such transaction to receive consideration per share having an indicated value in excess of $16.50 per share, or (b) the amount of consideration received in such transaction is not readily determinable on a per share basis and the Investment Committee or another committee of one or more disinterested members of the Board of Directors of the Company fails to make a good faith determination that such transaction is less favorable to the stockholders of the Company from a financial point of view than the Merger ((a) or (b) being a "Higher Offer").

     Prior to the execution of the Merger Agreement, the Company agreed to advance up to $175,000 to the organizers of the Purchaser to cover their expenses related to the formation of the Purchaser, the formulation of a proposal to acquire the shares of Common Stock and the preparation and negotiation of the Merger Agreement. The Company also has agreed that it will within five (5) business days after receipt of each notice of the incurrence thereof by the Purchaser to the Company, advance to the Purchaser all Reimbursable Expenses (as defined in the next paragraph); provided that the Company is not obligated to pay under this paragraph in excess of an aggregate amount of $750,000 (including the $175,000 referred to above, but excluding all funds advanced or reimbursed with respect to Financing Fees (as defined in the next paragraph), which expenses are not subject to such limit, but shall not exceed $217,000; provided further, that the Company is not obligated to pay under this paragraph in excess of an aggregate of $500,000 (including any amounts advanced or reimbursed under the provisions described in this paragraph, but excluding all funds advanced or reimbursed with respect to Financing Fees which expenses are not subject to such limit, but shall not exceed $217,000) unless 85% of the stores owned by the franchised dealers of the Company who directly or indirectly are stockholders of the Purchaser and whose franchise agreements expire prior to July 1, 1999 have extended the term of their franchise agreements at least through the earlier of (x) July 1, 2002, or (y) the date three (3) years after such franchise agreement would have expired; provided that such franchised dealers will not be required to pay any fees in connection with such extension. Any franchised dealer of the Company who directly or indirectly is a stockholder of the Purchaser and whose franchise agreement expires on or after July 1, 1999, has the right to extend such agreement for up to three (3) additional years without the payment of any fee in connection with such extension.

     If the Merger Agreement is terminated or the Merger is not consummated for any reason, the Company will, within five (5) business days after notice by the Purchaser to the Company, reimburse the Purchaser for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable commitment fees, reasonable termination fees, reasonable attorney fees and expenses incurred by potential lenders which the Purchaser is obligated to reimburse, and other fees and expenses incurred in connection with arranging financing for the Merger (collectively "Financing Fees"), legal fees and expenses, appraisal fees, fees and expenses of financial advisors and fees and expenses for accountants) incurred by the Purchaser, the Parent, or on their behalf in connection with the preparation or negotiation of the Merger Agreement or of the transactions contemplated hereby or otherwise incurred in contemplation of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement which have not otherwise been reimbursed by the Company ("Reimbursable Expenses"), provided that (i) the Company is not obligated to pay under this paragraph in excess of an aggregate of $750,000 (including any amounts advanced or reimbursed under the above paragraph, but excluding all funds advanced or reimbursed with respect to Financing Fees which expenses are not subject to such limit but shall not exceed $217,000) (ii) except for the reimbursement or advance of expenses related to Financing Fees, the Company is not obligated to pay any additional amount under this paragraph if the Purchaser has been paid the amount provided in the second paragraph above
(iii) the Company has the right to review all expense receipts (other than receipts which contain privileged or confidential information), and (iv) the Company is not obligated to pay under this paragraph in excess of an aggregate of $500,000 (including any amounts advanced or reimbursed under the above paragraph, but excluding all funds advanced or reimbursed with respect to Financing Fees which expenses are not subject to such limit, but shall not exceed $217,000) unless 85% of the franchised dealers of the Company who directly or indirectly are stockholders of the Purchaser and whose franchise agreements expire prior to July 1, 1999, have extended the term of their franchise agreements at least through the earlier of (x) July 1, 2002, or (y) the date three years after such franchise agreement would have expired; provided that such franchised dealers will not be required to pay any fees in connection with such extension.

     MODIFICATION AND WAIVER. The Merger Agreement may be amended by a written instrument executed by each of the Boards of Directors of the Company (including the Investment Committee), the Purchaser and the Parent, or the time for performance of any obligation or act or compliance with any agreement or condition may be extended or waived by a party, provided that no amendment which would materially adversely affect the stockholders of the Company may be made without further approval of the stockholders after approval of the Merger by the stockholders has been obtained.

     Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval of the Merger by the stockholders of the Company, by mutual written consent of the Boards of Directors of the Purchaser and the Company (including the Investment Committee in the case of the Company). The Company or the Purchaser may terminate the Merger Agreement if: (i) the Effective Time has not occurred by February 28, 1996; (ii) a condition of the Merger has not been satisfied by the Effective Time, provided that the right to terminate is not available to a party whose failure to fulfill any obligation under the Merger Agreement has caused or resulted in the failure of the Effective Time to occur; or (iii) the Company has received a bona fide Higher Offer which is not matched or exceeded by the Purchaser within five business days and the Investment Committee withdraws or changes in a manner adverse to the Purchaser its recommendation of the Merger.

     The Company may terminate the Merger Agreement for failure by the Purchaser to perform its obligations under the Merger Agreement in any material way or if the representations and warranties of the Purchaser are not true in any material respect. The Purchaser may terminate the Merger Agreement if the Company enters into or announces its intention to enter into another acquisition proposal which would not qualify as a Higher Offer or anyone publicly announces or commences a tender exchange or offer for the Company's Common Stock; or if certain conditions of the Merger Agreement shall not have been satisfied on the Effective Time. If the Merger Agreement is terminated it will become void and have no effect except with respect to obligations of the parties to maintain confidentiality of information and with respect to payment of certain expenses. See "The Merger Agreement -- Fees and Expenses." However, a party will remain liable for willful default of its obligations under the Merger Agreement.

     Exchange of Certificates. As soon as practicable after the Effective Time, Interwest Transfer Co., Inc. (the "Exchange Agent") will mail to each record holder of certificates representing shares of Common Stock ("Certificates") that were converted into the right to receive cash, a letter of transmittal advising the holders of the procedure for surrendering Certificates for payment of the applicable Merger Consideration. Until surrendered, the Certificates will represent only the right to receive the amount of Merger Consideration, without interest, applicable to those shares represented by the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the Certificate surrendered for payment is registered, that person will be responsible for paying, or establishing the payment or non-applicability of any transfer or other taxes required. After 180 days following the Effective Date, a holder of Certificates may surrender the Certificates for payment of the Merger Consideration only to the Company, but will have no greater rights to payment than a general unsecured creditor of the Company. After the Effective Time, no transfers of Common Stock on the transfer books of the Company will be made. Certificates presented after the Effective Time will be canceled and exchanged only for the applicable Merger Consideration. From and after the Effective Time, holders of Certificates will cease to have any other rights with respect to the Common Stock, including rights to dividends or voting rights.

     Upon surrender and exchange of a Certificate, the holder will be paid, without interest, the applicable Merger Consideration, less any amounts required to be withheld under applicable federal income tax backup withholding regulations. A holder who is a United States citizen and resident (other than a corporation) may be able to avoid backup withholding by providing the Exchange Agent with a correct taxpayer identification number in accordance with instructions in the letter of transmittal. Certificates should not be surrendered until the letter of transmittal is received.

     As permitted by applicable Nevada law, no interest will accrue or be paid on the Merger Consideration upon surrender of the Certificates. The Company expects that the Merger Consideration will be paid to a Stockholder as promptly as possible following receipt by the Company of the Stockholder's Certificate.

                   DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following is certain information pertaining to the current directors of the Company:



                        RESIDENCE OR                PRESENT PRINCIPAL OCCUPATION
                        BUSINESS                    AND MATERIAL OCCUPATIONS
NAME              AGE   ADDRESS                     DURING LAST FIVE YEARS
----              ---   ------------                --------------------------------



John B. Adams      41  11755 East Peakview Avenue    Executive Vice President of the Company
                       Englewood, Colorado 80111     since  April 1990; also a part owner of
                                                     CAPS  Tire  Limited  Liability Company,
                                                     8151 E. Arapahoe Road, Englewood, Colorado
                                                     80112, a limited  liability company that
                                                     has  owned  a  franchised  Big  O  Tires
                                                     retail store in Colorado  since November
                                                     1993;  Chief  Financial  Officer  of the
                                                     Company  since   November   1988;   Vice
                                                     President -- Finance of the Company from
                                                     November    1988   until   April   1990;
                                                     Secretary of the Company  from  November
                                                     1989 until December  1990;  Treasurer of
                                                     the Company since April 1987;  Assistant
                                                     Secretary of the Company since  December
                                                     1990;  Treasurer  and a Director  of the
                                                     Parent and the Purchaser since July 1995
                                                     and January 1995, respectively.

Ronald  D.  Asher  58  729 Red Arrow Trail           Managing  his various business interests
                       Palm Desert, California       for over  the  last five years; owner of
                       92211                         interests in approximately 28 franchised
                                                     Big  O  Tires   retail   stores  in
                                                     California and Arizona that are owned by
                                                     C.S.B.  Partnership  ("CSB") 27131 Calle
                                                     Arroyo, Suite 1703, San Juan Capistrano,
                                                     California 92675, and by a joint venture
                                                     consisting of the Company and S.A.N.D.S.
                                                     Partnership  27131 Calle  Arroyo,  Suite
                                                     1703,  San Juan  Capistrano,  California
                                                     92675.

                                       53

Frank L. Carney    57  4849 1960 West                President of Papa Johns, 4849 1960 West,
                       Houston, Texas  77066         Houston,     Texas   77066,  a   limited
                                                     liability   company   since     February
                                                     1994;     Vice     Chairman,   Secretary
                                                     and Director of TurboChef,  Inc.,  10500
                                                     Metric Drive, #128, Dallas, Texas 75243,
                                                     a  corporation  engaged  in the  design,
                                                     development,  assembly and  marketing of
                                                     commercial  ovens,  since  January 1994;
                                                     Chairman of the Board of WesterN SizzliN
                                                     Inc.,  17090  Dallas  Parkway,   Dallas,
                                                     Texas  75248,   from  November  1988  to
                                                     December   1993   and   served   as  its
                                                     President  and Chief  Executive  Officer
                                                     from  November  1990 to  December  1993;
                                                     Director of Intrust Bank,  N.A. P.O. Box
                                                     1, Wichita,  Kansas 67201, a bank, since
                                                     December  1973,  and  Intrust  Financial
                                                     Corporation P.O. Box 1, Wichita,  Kansas
                                                     67201, a bank, since August 1982.

Steven P. Cloward   48  11755 East Peakview Avenue   Member of the Office of the Chief Execu-
                        Englewood, Colorado  80111   tive of the Company since  February 1995
                                                     and   President  of  the  Company  since
                                                     1986;   Chief   Executive   Officer  of
                                                     the Company from 1986 to February  1995;
                                                     also a part  owner  of OK  Tires,  Inc.,
                                                     2830 West 3500 South,  West Valley City,
                                                     Utah 84119, a Utah  corporation that has
                                                     owned a  franchised  Big O Tires  retail
                                                     store  in  Utah  since  October,   1994;
                                                     President  and a Director  of the Parent
                                                     and the  Purchaser,  since July 1995 and
                                                     January 1995, respectively.

Everett H.          56  P.O. Box 1954                Real  estate investor since  1989; Chief
Johnston                45275 Mar Vista              Financial Officer,  Secretary, Treasurer
                        Mendocino, California        and a Director of Simpson  Manufacturing
                        95460                        Co., Inc., 4637 Chabot, #200, Pleasanton,

                                                     California  94588,  a  manufacturer   of
                                                     structural building products,  from 1983
                                                     to   1989,  at  which  time  Mr. Johnson
                                                     retired.


                                       54

Robert K. Lallatin  47  Box 7373                     Member of  the  Big  O Tires, Inc. Dealer
                        Jackson, Wyoming  83001      Planning   Board   11755   East  Peakview
                                                     Avenue, Englewood, Colorado 80111, repre-
                                                     senting    franchisees  of   the Company
                                                     in  Idaho,   Montana,   western  Wyoming
                                                     and     northern     Nevada  since March
                                                     1990; Chairman of the Personnel Training
                                                     Committee of the Dealer  Planning  Board
                                                     since  July  1993;  part  owner of B & G
                                                     Tire,  Inc., 265 Northgate  Mile,  Idaho
                                                     Falls,    Idaho    83401,    an    Idaho
                                                     corporation, that has owned a franchised
                                                     Big O Tires  retail store in Idaho since
                                                     November  1981  and  acquired  a  second
                                                     franchised  Big O Tires  retail store in
                                                     Idaho in August 1989; B & G Tire,  Inc.,
                                                     also owned two Big O Tires retail stores
                                                     in  Montana,  one of  which  was sold in
                                                     March  1990 and the other was  closed in
                                                     December 1993;  also a part owner of B &
                                                     G Jackson Partnership, 530 S. Highway 89,
                                                     Jackson, Wyoming 83001, an Idaho general
                                                     partnership, that has owned a franchised
                                                     Big O  Tires  retail  store  in  Wyoming
                                                     since  February  1992 as a partner  with
                                                     one of the Company's subsidiaries.  This
                                                     store  was  purchased  by B & G  Jackson
                                                     Partnership effective December 31, 1994.

Horst K. Mehlfeldt  56  11755 East Peakview Avenue   Vice Chairman and Member of the Office of
                        Englewood, Colorado  80111   the Chief Executive of the Company since
                                                     February 1995; Consultant to the Company
                                                     providing  investment  advisory services
                                                     from  September  1994 to February  1995;
                                                     Senior   Vice    President   and   Chief
                                                     Financial Officer of Continental General
                                                     Tire,  Inc.,  1800  Continental   Blvd.,
                                                     Charlotte,  North Carolina 28273, a tire
                                                     manufacturer and marketer,  from January
                                                     1992 to February  1994;  Vice  President
                                                     and  Treasurer  of  Continental  General
                                                     Tire,   Inc.  from  January  1989  until
                                                     December 1991.


                                       55

John E. Siipola     53  11755 East Peakview Avenue   Member of the Office of the Chief Execu-
                        Englewood, Colorado  80111   tive of the Company since February 1995;
                                                     Chairman  of  the  Board  of the Company
                                                     since December 1991; President and owner
                                                     of Barrett Publishing, Inc., a publishing
                                                     company, 2533 North Carson Street, Suite
                                                     1147, Carson City,  Nevada 89706,  since
                                                     January 1993;  self-employed  consultant
                                                     and investor  since May 1991;  President
                                                     of the Barrett Group, 110 Sutter Street,
                                                     Suite  909,  San  Francisco,  California
                                                     94104, a personnel consulting firm, from
                                                     November 1988 until May 1991.

Ralph J. Weiger     70  79 North French Place        Retired  since  July  1995;  Chairman and
                        Prescott, Arizona  86303     owner of the Moneco Group, 7E East Hanover
                                                     Avenue, Morristown, New Jersey 07962-1518,  an
                                                     advisor to franchise  business  clients,
                                                     international  marketing  companies  and
                                                     investment   and   commercial    banking
                                                     clients,  from  March 1982 to July 1995;
                                                     Chairman  of  the  Board  of   America's
                                                     Carpet  Gallery,   4395  Electric  Road,
                                                     S.W.,   Roanoke,   Virginia   24018,   a
                                                     franchised  upscale  carpet store,  from
                                                     1991   to   October   1993.    Chairman,
                                                     President and Chief Executive Officer of
                                                     Midas   International   Corp.,   225  N.
                                                     Michigan   Avenue,   Chicago,   Illinois
                                                     60601,  a franchisor  of exhaust,  brake
                                                     and  suspension  services for  vehicles,
                                                     from 1971 until  1978 and Vice  Chairman
                                                     and     President    of    Jiffy    Lube
                                                     International,   Inc.,  P.O.  Box  2967,
                                                     Houston, Texas 77252-2967,  a franchisor
                                                     of fast oil change systems for vehicles,
                                                     from 1983 until 1985.  A director of the
                                                     International Franchise Association from
                                                     1976 until 1979 and President in 1979.

C. Thomas            65  435 Reflections Circle      For over the  past five years, President
Wernholm                 #22 San Ramon,              and  Chief   Executive  Officer  for  D.
                         California 94583            Wernholm & Sons, Industrial Contractors,
                                                     an industrial painting contractor,   and
                                                     Chairman   of  the   Board   of   Loomis
                                                     Industries, a company owned primarily by
                                                     the  Wernholm  family that  manufactures
                                                     paraline  instruments.  The  address  of
                                                     both  companies  is 927 A  40th  Avenue,
                                                     Oakland, California 94601.


      The following is certain information pertaining to the current executive officers of the Company who are not also directors of the Company:


                         RESIDENCE OR                PRESENT PRINCIPAL OCCUPATION
                         BUSINESS                    AND MATERIAL OCCUPATIONS
NAME               AGE   ADDRESS                     DURING LAST FIVE YEARS
----               ---   ------------                --------------------------------


Donald O. Flanders  46   1159 Pomona Road, Suite E   Regional    Vice     President-Southwest
                         Corona, California 91720    Region  of  the  Company  since  January
                                                     1996; Western Region Commercial Accounts
                                                     Representative   for  Kelly   Brands  --
                                                     Kelly-Springfield  Tire Company,  a tire
                                                     manufacturer,  from July 1995 to January
                                                     1996;   Western   Region   Manager   for
                                                     Associate  Brands  -- Kelly  Springfield
                                                     Tire  Company  from  June  1993  to July
                                                     1995;   Account   Executive  for  Custom
                                                     Brands -- Kelly Springfield Tire Company
                                                     from November 1990 to June 1993.

Dennis J. Fryer     44  11755 East Peakview Avenue   Regional Vice President - Central Region
                        Englewood, Colorado 80111    of   the   Company  since  October 1992;
                                                     New Store Opening Specialist of the Com-
                                                     pany from January 1990 to October 1992.

Allen E. Jones      46  640 Park East Boulevard      Regional    Vice   President - Southeast
                        New Albany, Indiana 47151    Region  of  the  Company  since December
                                                     1990.

Ronald H.           54  11755 East Peakview Avenue   Vice  President  -  Business Development
Lautzenheiser           Englewood, Colorado 80111    of  the  Company  since  November  1993;
                                                     Vice  President-Marketing of the Company
                                                     from March 1990 to  November  1993,  and
                                                     employee  of  the Company since  December
                                                     1989.

Kelley A. O'Reilly  33 11755 East Peakview Avenue    Vice President - Marketing of the Company
                       Englewood, Colorado 80111     since November 1993;  Director, President
                                                     and Treasurer of Impact Advertising, Inc.,
                                                     11755 East Peakview  Avenue,  Englewood,
                                                     Colorado  80111,  an advertising  agency
                                                     for the  Company's  franchised  dealers,
                                                     since August 1994; Marketing Director of
                                                     the  Company  from July 1991 to  October
                                                     1993;  Advertising  Director for Western
                                                     Washington   Advertising   Trust,   1901
                                                     Auburn  Way  North,   Suite  A,  Auburn,
                                                     Washington 98002, an advertising  trust,
                                                     from March 1990 to June 1991.

                                       57

Gregory L. Roquet  39  333 Vaca Valley Parkway       Regional  Vice  President - West Central
                       Suite 100                     Region  of  the  Company  since May 1993
                       Vacaville, California         and  Regional Vice President - Southwest
                       95688                         Region of the Company since July 1991;
                                                     Regional  Director   of   Operations   -
                                                     Southwest   Region  of  the Company from
                                                     December 1990 to July 1991.

Thomas L. Staker   47  11755 East Peakview Avenue    Senior  Vice President-Operations of the
                       Englewood, Colorado 80111     Company  since January 1993; also a part
                                                     owner in OK Tires, Inc., 2830  West 3500
                                                     South, West Valley City,  Utah  84119, a
                                                     Utah corporation, that owns a franchised
                                                     Big O Tires retail store  in  Utah  since
                                                     October   1994;    Vice    President   -
                                                     Operations  of the Company from December
                                                     1991 to  December  1992;  President  and
                                                     Director  of  Staker  Management,  Inc.,
                                                     6043 West 10930  North,  Highland,  Utah
                                                     84004, a provider of consulting services
                                                     to the Company's franchisees, from March
                                                     1991 to  December  1991;  President  and
                                                     Director  of Willow  Investments,  Inc.,
                                                     954 Westfield Road, Alpine,  Utah 84003,
                                                     a   wholesaler   and   manufacturer   of
                                                     clothing,  from October 1988 to November
                                                     1991;  25%  stockholder,  Secretary  and
                                                     Director   of  Tad  Tire,   Inc.,   3000
                                                     Valmont,   Boulder,  Colorado  80301,  a
                                                     franchisee  of the Company,  from August
                                                     1982 to the present.

Philip J. Teigen   55  11755 East Peakview Avenue    Secretary of  the Company since December
                       Englewood, Colorado 80111     1990;  General  Counsel  of  the Company
                                                     since   August   1990;    Secretary   of
                                                     the  Parent  and  the  Purchaser   since
                                                     July 1995.

Bruce H. Ware      38  3511 South T.K. Avenue        Regional  Vice  President  -   Northwest
                       Boise, Idaho 83706            Region   of   the Company since December
                                                     1990  and  Acting  Corporate  Manager of
                                                     Purchasing of the Company since December
                                                     1995.


     All of the directors and executive officers of the Company are citizens of the United States except for Horst K. Mehlfeldt who is a citizen of the Federal Republic of Germany.

                      INTEREST OF CERTAIN PERSONS IN THE MERGER

     As described below under the heading "Information Pertaining to the Parent, the Purchaser and Related Persons," Steven P. Cloward and John B. Adams, both of whom are directors and officers of the Company, will be shareholders, officers and directors of the Parent. In addition, Ronald D. Asher and Robert K. Lallatin, directors of the Company, will be indirect shareholders of the Parent. Finally, Ms. O'Reilly and Messrs. Findlay, Fryer, Jones, Lautzenheiser, Roquet, Staker, Teigen and Ware, who are officers of the Company, will be shareholders or shareholders and officers of the Parent.

     The Company has entered into Stock Appreciation Rights Agreements (the "SAR Agreements") with John E. Siipola, Horst K. Mehlfeldt and Steven P. Cloward effective February 15, 1995. Each SAR Agreement grants each person 100,000 share equivalent units. Each unit entitles each person to receive, in cash only, the difference between $13.875 per share and the market value of a share of common stock on the exercise date. The right to exercise any units does not vest until August 16, 1995. Thereafter, each individual's right to exercise any units vests at a rate of 16,662 units on August 16, 1995, and at a rate of 2,777 units on the 16th day of each month thereafter until the 16th day of January, 1998, at which time the 2,805 unvested units vest. Such vesting shall occur only if the person is in the full-time employ of the Company or any subsidiary of the Company on each vesting date.

     By letters dated March 24, 1995, the Company confirmed to John E. Siipola and Horst K. Mehlfeldt that, if a change in control of the Company took place between February 15, 1995 and August 16, 1995, the Company would pay each a lump sum payment of $150,000 if their positions with the Company terminated as a result of such change in control. The Company also confirmed to Steven P. Cloward that any severance will be determined in accordance with the Company's severance pay guidelines in effect on February 12, 1995 as it applied to his 1995 compensation (salary and bonus) program in effect as of February 12, 1995, if his employment terminated before August 16, 1995. The Company has now entered into letter agreements with Messrs. Siipola and Mehlfeldt that provide that Messrs. Siipola and Mehlfeldt each will receive a severance package consisting solely of a lump sum payment of $150,000 minus any amounts they may realize from the exercise of rights granted to them in the SAR Agreements if the Merger is consummated and if their employment with the Company terminates within 285 days after the date of the Merger is effective or if during that period their salary is reduced from the salary in effect on the date the Merger is consummated. Messrs. Siipola and Mehlfeldt have agreed that on the effective date of the Merger, their SAR Agreements will terminate. The Company also entered into a letter with Mr. Cloward that provides that his severance arrangement will continue through the effective date of the Merger provided he agrees upon the effective date of the Merger that his SAR Agreement will terminate. The Board of Directors of the Company has authorized the extension to a future date that will coincide with the Effective Time, as such time is defined in the Merger Agreement, of temporary living and travel arrangements for John E. Siipola.

     On February 12, 1996, the Board of the Company agreed that if the Company is acquired by any person other than the Parent and the Purchaser, Messrs. Siipola and Mehlfeldt, if they do not retain their positions with the Company, would receive 15 months of severance pay in accordance with the Company's previously adopted Executive Management Severance Pay policy rather than each receiving a lump sum payment of $150,000 as described above. Also, the Board determined that, under the same circumstances, Mr. Cloward would receive 24 months of severance pay in accordance with the Company's Executive Management Severance pay policy. In addition, the Board of Directors of the Company agreed that the SAR Agreements of Messrs. Siipola, Mehlfeldt and Cloward would be amended so that if the Company is acquired by any person other than the Parent and the Purchaser, all of the rights of Messrs. Siipola, Mehlfeldt and Cloward to exercise any unit that were unvested prior to February 12, 1997, would vest immediately.

     Steven P. Cloward and John B. Adams are participants in the Company's Supplemental Executive Retirement Plan (the "Plan"). Pursuant to the Plan, upon a change in control of the Company such as will occur as a result of the Merger, each participant will be entitled to receive all amounts credited to the participant's account. Messrs. Cloward and Adams have elected to take their distributions in lump sum payments rather than in monthly installments over 5 to 10 years. The aggregate distributions to them will be $11,632.50 plus any amount credited in 1996 for 1995.

     INDEMNIFICATION BY THE PARENT AND THE COMPANY. The Merger Agreement provides that Parent and the Company will enter into indemnification agreements with each present director of the Company as of the Effective Time. Regardless of whether the Merger becomes effective, the Company will indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, including the members of the Investment Committee, from all expenses, judgments, fines, penalties and penalties incurred in connection with the defense or settlement, or successful disposition, of a proceeding in which the indemnitee was involved by reason of being a director of the Company or serving at the request of the Company as a principal of another entity.
Indemnification is conditioned upon the indemnitee providing notice to the Company. Expenses may be advanced with the agreement of the indemnitee to repay the advances if it is later determined that the indemnitee was not entitled to such indemnification. The Company is required to purchase an insurance policy to be in effect for three years in order to provide coverage for the indemnitee similar to that provided by for the Company's directors.

                        INFORMATION PERTAINING TO THE PARENT,
                          THE PURCHASER AND RELATED PERSONS

GENERAL

     Pursuant to the Merger, the Purchaser will merge with and into the Company and the Company will remain as the surviving corporation. The result of the Merger will be that the Company will become a wholly-owned subsidiary of the Parent. The Merger Agreement provides that the Board of Directors of Purchaser will become the Board of Directors of the Company at the Effective Time. As of the date hereof, Steven P. Cloward and John B. Adams, both of whom are officers and directors of the Company, and Scott E. Klossner, Michael E. Lyons and Wesley
E. Stephenson, all of whom are directors of BOTDA, are the directors of the Purchaser and of the Parent. In addition, Messrs. Cloward and Adams and Philip
J. Teigen, who is also an officer of the Company, are the only officers of the Purchaser and of the Parent. For information pertaining to Messrs. Cloward, Adams and Teigen see "Directors and Executive Officers of the Company."

     Upon consummation of the Merger, it is currently contemplated that the equity ownership of the Parent will be as follows: Big O Dealers, L.P. (the "Dealer LP"), a California limited partnership, 50%; the ESOP, 35%; and Senior Management, 15% (excluding the Management Restricted Stock (as defined below), the shares "issuable" pursuant to the Dealer Warrant (as defined below), the Sub-Debt Warrant, the ESOP Contributions (as defined below], and the Dealer Purchase Bonus (as defined below) and assuming that the Management Options are exercised as described below).

     The Dealer LP will be formed prior to the Effective Time, and its address will be 1111 Broadway, 24th Floor, Oakland, California 94607. Big O Tire Dealers of America ("BOTDA"), a California corporation with its principal office at 1111 Broadway, 24th Floor, Oakland, California 94607, is the general partner of the Partnership.

     It is contemplated that the Dealer LP, by and through a private placement offering to qualified Dealers, (i) will contribute to the Parent an aggregate of $10,000,000 consisting of cash and shares of Common Stock (valued at $16.50 per share), (ii) has encouraged certain of its members to extend their franchise agreements with the Company, and (iii) will require such electing and qualified Dealers to execute minimum tire purchase commitments with the Company and to make minimum annual capital contributions to the Dealer LP in connection with such commitments. In consideration of such minimum tire purchase commitments and extension of their franchise agreements, Parent will issue to the Dealer LP, a warrant to purchase up to approximately 48,000 shares of the common stock of Parent ("Parent Common Stock") which will become exercisable to purchase that number of shares equal to the number of shares issued to the ESOP in the years 1996, 1997, 1998, 1999, and 2000. The number of shares shall be determined based on the ESOP contribution for such year divided by the most recent appraisal price for the stock if the stock is not traded on an exchange or the bid price if publicly traded ("Appraised Price"). At the Effective Time, the Dealer LP will own 569,801 shares (50.00% assuming the Management Options are exercised) of Parent Common Stock. In addition, the Dealer LP will be granted anti-dilution protection to enable it to maintain a 50% ownership in the form of the right to purchase additional shares of Parent Common Stock.

     Pursuant to a Confidential Private Placement Memorandum ("Memorandum"), qualified franchised Dealers have been given the opportunity to subscribe to invest in the Dealer LP, and thus, the opportunity to participate in the acquisition of the Company pursuant to the terms of the Merger Agreement.

     On August 10, 1995, Steven P. Cloward and Wesley E. Stephenson received a commitment letter from Kelly to loan the Dealer LP $5,000,000 (the "Dealer Loan"). The Dealer Loan is subject to a number of contingencies including, but not limited to, the completion of Kelly's due diligence, contribution of at least $1,300,000 in equity by the Dealers to the Dealer LP, the participation of 80% of the Dealers in the Dealer LP and, execution of an agreement requiring the Dealers to cause the Company to meet certain minimum tire purchases.

     It is anticipated that the Dealer LP will purchase the Common Stock it will contribute to the Parent in a series of private transactions, as follows:

     As part of its required equity contribution to Parent, and in addition to the Dealer Loan, BOTDA has, on behalf of the Dealer LP, made a proposal to Balboa and Mr. Pavia to purchase the approximately 309,500 shares of Common Stock owned and held by Balboa (the "Balboa Shares") at a price of $16.00 per share. In addition, the proposal contemplates the reimbursement to Balboa for expenses incurred by Balboa in putting together proposals for certain stockholder actions and resolutions to the stockholders of the Company in 1993 and 1994 by way of proxy solicitations and related actions, which actions included proposals that the Company explore all alternatives to enhance the value of the Company (the "Reimbursement"); provided that the Dealer LP's Reimbursement obligation to Balboa shall not exceed the sum of $619,000. Part of the purchase price for the Balboa Shares and the Reimbursement will be paid in cash with the remainder payable by way of a secured promissory note with interest on terms to be negotiated, fully amortized over a six-year period. A copy of a draft stock purchase agreement with respect to the Balboa shares is attached as an exhibit to the Schedule 13E-3.

     In addition to the Dealer Loan and the proposal made to Balboa and Mr. Pavia, and also as part of its required equity contribution to Parent, BOTDA has, on behalf of the Dealer LP, made proposals to certain current stockholders of the Company, thereby offering to purchase such stockholders' Common Stock at the price of $16.50 per share, payable partly in cash or equivalent with the remainder payable by way of a secured promissory note fully amortized over a six-year period on terms to be negotiated. A copy of a draft form of stock purchase agreement is attached as an exhibit to the Schedule 13E-3.

     The participants in the ESOP will also be offered the opportunity to become shareholders of the Parent. The Company has been advised that at or about the same time the Company mails this Proxy Statement to the Company's stockholders, the Parent will offer participants in the ESOP the opportunity to exchange, at the Effective Time, the shares allocated to the participants' respective accounts for shares of Parent Common Stock. The ESOP shares will be exchanged on the basis of one share of Parent Common Stock for one share of Common Stock. Unless waived by the Purchaser, one of the conditions to the Merger is that at least 80% of the shares of Common Stock held by the ESOP be exchanged for shares of the Parent Common Stock. If such minimum exchange level is achieved, the ESOP will own approximately 33% of the outstanding Parent Common Stock.

     The Company has amended the ESOP to provide for mandatory contributions to the ESOP by the Company of at least 5% of the qualified earnings. These contributions will be made in the form of cash or Parent Common Stock (the "ESOP Contributions").

     Senior Management will contribute 64,119 shares of Common Stock to the Parent. At the Effective Time, Senior Management will own an aggregate of 100,477 shares (9.39%) of Parent Common Stock. In addition, members of Senior Management currently hold Options to purchase 163,678 shares of Common Stock which at the Effective Time will be converted into options to purchase the same number of shares of Parent Common Stock which will allow the optionee to pay for the exercise of an option by forfeiting other options (the "Management
Options"). If Senior Management were to exercise all such options immediately after the Effective Time and pay the exercise price of such options through the cancellation of other options, Senior Management would own approximately 14.9% of the outstanding Parent Common Stock. This would reduce the percentage holdings in the Parent of the Dealer LP and the ESOP to 50.0% and 35.1%, respectively.

     As part of their employment compensation, Senior Management will receive 120,000 shares of restricted Parent Common Stock (the "Management Restricted Stock"). The Management Restricted Stock will vest over a period of five years.

     As described above, it is also anticipated that the Parent will issue the Sub-Debt Warrant to BBC. The Sub-Debt Warrant will provide BBC the right to purchase 12% of the equity in Parent.

CERTAIN INFORMATION PERTAINING TO BOTDA

         The  following  is  certain  information   pertaining  to  the  current
directors and executive officers of BOTDA:



                               RESIDENCE OR     PRESENT PRINCIPAL OCCUPATION
                               BUSINESS         AND MATERIAL OCCUPATIONS
NAME                     AGE   ADDRESS          DURING LAST FIVE YEARS
----                     ---   ------------     --------------------------------


Guido Bertoli             35   420 Mowry        Owner of three  franchised  Big O Tires
                               Avenue           retail  stores  in  Fairfield,  Fremont
                               Fremont, CA      and Santa  Cruz,  California since 1991
                               94536            (Fairfield  and Fremont) and 1994 (Santa
                                                Cruz);       member     of     Company's
                                                Dealer   Planing   Board   since   1994;
                                                Director of BOTDA  since 1995;  prior to
                                                1991, partner in partnership which owned
                                                Fairfield,     Newark,    and    Fremont
                                                franchised Big O Tire retail stores.

Bryan K. Edwards          38   377 East         Owner of a  franchised Big O Tires retail
                               Cypress          store in  Redding, California since 1987,
                               Redding, CA      which store  is  presently operated by a
                               96002            partnership of  which  Mr.  Edwards is a
                                                partner;   President   and    100% owner
                                                of    Rocksco,    Inc.,  which   owned a
                                                franchised Big O Tires  retail  store in
                                                Rock  Springs,  Wyoming  from 1984 until
                                                1993;  member  of the  Company's  Dealer
                                                Planning  Board  from  1989-1991;  Chief
                                                Financial Officer/Treasurer and Director
                                                of BOTDA since 1995.

                                       62

Scott E. Klossner         39   3120 South       President  and  100%  owner of K&B Corp.,
                               Highland Drive   which has  owned a franchised Big O Tires
                               Salt Lake City,  retail store in Utah since 1990; Director
                               UT 84106         of  BOTDA since 1995;  member of the Com-
                                                pany's  Dealer  Planning  Board  in 1993,
                                                1994 and 1995.

O. Kenneth Little         52   1625             Sole  owner  of  franchised  Big  O Tires
                               Countryshire     retail store in Lake Havasu City, Arizona
                               Avenue           since 1993;  from 1987 to 1992, president
                               Lake Havasu      and owner  of  CLLBP,  Inc.,  which owned
                               City, AZ 86403   three Big O Tires retail stores in Ontario
                                                (until 1988),  Upland  (until  1992), and
                                                Cypress (until 1992) California; member of
                                                Company's  Dealer   Planning  Board  since
                                                1994.

Michael  E.  Lyons       41    1205 S. Main     President and  50%  owner of Myklyn  Tires
                               Longmont, CO     Inc., which  has owned a  franchised Big O
                               80234            Tires Retail store  in  Longmont, Colorado
                                                since    1982;     since   1995, 14.286%
                                                owner   of      Brighton      Automotive
                                                Services,    L.L.C.,    which   owns   a
                                                franchised  Big O Tires  retail store in
                                                Brighton,  Colorado;  since  1995,  100%
                                                owner of Lyons Enterprises which owned a
                                                Big O Tires retail Store in  Louisville,
                                                Colorado from 1992 to 1993; 10% owner of
                                                Silverheels     Southwest    Grill,    a
                                                restaurant;  member of Company's  Dealer
                                                Planning   Board   since   1985;    Vice
                                                President  and  director  of BOTDA since
                                                August  1995;  Director  of  Silverheels
                                                Southwest Grill since 1995.

Louis Martinez            52  5200 Central SE   Owner and manager of three franchised Big
                              Albuquerque,      O Tires Retail  stores in New Mexico: (a)
                              NM 87108          100% owner and President of Rosmar, Inc.,
                                                which   owns  a  franchised  Big  O Tires
                                                retail store in Albuquerque,  New Mexico;
                                                (b) 100%  owner and  President   of  Tire
                                                Crafters,  Inc., which owns a franchised
                                                Big O Tires retail  store in Belen,  New
                                                Mexico and (c) since 1978 100% owner and
                                                President  of  Pitia,  Inc.,  which  has
                                                owned a  franchised  Big O Tires  retail
                                                store in  Albuquerque,  New Mexico since
                                                1991;  Director  of  BOTDA  since  1995;
                                                member of the Company's  Dealer Planning
                                                Board  from  1972-1975,  1978-1981,  and
                                                from 1993-present.

Kenneth A. Roetto        48   216 E. Fairview   Since  1986,  100% owner and president of
                              Avenue            Ken's Tire, Inc., which owns a franchised
                              Meridian, ID      Big O  Tires  retail  in Meridian, Idaho;
                              83680             Secretary  and  Director  of BOTDA since
                                                1995;  member  of the Company's Dealer
                                                Planning Board from 1986- 1995.

                                       63

P. Thomas Staker         47   215 Clifty Drive  Since  1993, 50% co-owner of T.M.S. Inc.,
                              Madison, IN       which owns a franchised Big O Tires retail
                              47250             store  in   Madison,  Indiana;  and since
                                                1990,  employed  as  manager  of OK Tire,
                                                Inc., dba Big  O  Tires  Jeffersonville,
                                                Indiana,  which owned a franchised Big O
                                                Tires retail  store  in  Jeffersonville,
                                                Indiana;   member  of  Company's  Dealer
                                                Planning  Board  since  1994;  Assistant
                                                Vice  President  and  Director  or BOTDA
                                                since 1995.

Wesley E. Stephenson     38   4520 N. Rancho    Since 1980, vice president of operations
                              Road              and since 1978, 50% owner of Spring Val-
                              Las Vegas, NV     ley Tires,  Inc.,  which owns four fran-
                              89130             chised  Big  O  Tires  retail  stores in
                                                Nevada;  since   1991,   35%  owner  and
                                                vice    president    of   operations  of
                                                Rancho  Sierra Tires,  Inc.,  which owns
                                                one  franchised Big O Tires retail store
                                                in  Nevada;  since  1994,  50% owner and
                                                vice  president of operations of Pahrump
                                                Valley  Tires,   Inc.,  which  owns  one
                                                franchised  Big O Tires  retail store in
                                                Nevada;  President and Director of BOTDA
                                                since  1995;  member  of  the  Company's
                                                Dealer Planning Board since 1992.




     All of the directors and executive officers of the Parent, the Purchaser and BOTDA are citizens of the United States.

SECURITY OWNERSHIP OF MANAGEMENT OF BOTDA IN COMPANY

     The following table shows, as of October 30, 1995, the shares of the Company's outstanding stock owned by each director or executive director of BOTDA, and the shares of the Company's common stock owned by all the directors and executive officers of BOTDA as a group.


                                       AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS
-------------------------              ----------------------   ----------------


Guido A. Bertoli .......................        3,000                *
Bryan K. Edwards .......................          102                *
Scott E. Klossner ......................           82                *
O. Kenneth Little ......................        1,000                *
Michael E. Lyons .......................          308                *
Louis Martinez .........................          761                *
Kenneth A. Roetto ......................          230                *
P. Thomas Staker .......................           87                *
Wesley E. Stephenson ...................           50(2)             *

-----------------

                                       64


* Percent of shares of Common Stock beneficially owned by this person does not exceed 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the shares are held directly in the names of the beneficial owners and each person has sole voting and sole investment power with respect to such shares.

(2) Shares are held in the name of Rancho Sierra Tires, L.L.C., of which this person is a 20% equity owner.

CERTAIN PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH COMPANY.

     Since January 1, 1993, no transactions involving more than 1% of the Company's consolidated revenues for the Company's fiscal years ended December 31, 1993 or 1994, or for the nine months ended September 30, 1995, have occurred or been entered into between the Company and any director or executive officer of BOTDA, any director or executive officer of the Parent or any director or executive officer of the Purchaser, except as follows:

     1. Each director and executive officer of BOTDA is expected to become a limited partner of Dealer LP. Dealer LP will acquire an interest in Parent, a party to the Merger Agreement. The interest in Dealer LP to be owned by each such person cannot be determined at this time.

     2. Pursuant to the terms of the franchise agreements between the Company and those entities of which Mr. Stephenson has an ownership interest, the following amounts were paid to the Company in the form of franchise fees, royalties and product purchases:


               YEAR                           AMOUNT
               ----                           ------

               1993..................         $3,335,048
               1994..................         $3,680,324
               1995 (1/1-9/30).......         $3,667,215

     3. Pursuant to the terms of the franchise agreement between the Company and Mr. Martinez, the following amounts were paid to the Company in the form of franchise fees, royalties and product purchases:

               YEAR                             AMOUNT
               -----                            -------

               1993..................           $  951,886
               1994..................           $1,107,612
               1995 (1/1-9/30).......           $  887,718


     4. In June 1995, the Company loaned $75,000 to Brighton Automotive Services, L.L.C., a limited liability company, that owns a franchised Big O Retail Store in Brighton, Colorado, and in which Michael E. Lyons is a 14.286% owner. The loan bears interest at prime plus 2% and is payable in monthly installments of principal and interest through June 20, 1998. As of February 8, 1996, the remaining principal balance of the loan was $66,657.38

     5. In August 1995, the Company loaned $59,160 to K & B Corp., of which Scott E. Klossner is the 100% owner. The loan bears interest at prime plus 2% and is payable in equal monthly installments of interest only until April 1, 1996, at which time monthly installments of principal and interest are payable through August 1, 1998. As of February 6, 1996, the remaining principal balance of the loan was $59,160.

                RECENT TRANSACTIONS BY THE COMPANY IN THE COMMON STOCK

     In May 1993, the Company consummated agreements with Continental General Tire, Inc. ("General") resulting in the Company's repurchase of 400,000 shares of the Company's Common Stock owned by General. The agreements also resulted in the repurchase and cancellation of warrants held by General to purchase up to 1,000,000 shares of the Company's Common Stock. The repurchase price for the Common Stock and warrants was $6,100,000. General previously held 11.27% of the Company's outstanding Common Stock and no longer has any ownership interest in the Company. The agreement between General and the Company also resulted in the repayment of revolving financing supplied by General in the amount of $1,764,000, the termination of the existing supply agreement between the Company and General and the termination of other related agreements. Concurrent with the termination of the supply and related agreements, the Company and General entered into a marketing agreement whereby General agreed to continue to supply Big O branded tires to the Company. In January 1994, the Company and General agreed to terminate the marketing agreement.

     In June 1993, the Company sold 93,333 shares of the Company's Common Stock to an unaffiliated person at a price of $12.75 per share. After deducting the concession paid to the broker-dealer that placed the shares and after deducting the expenses of the offering, the Company realized approximately $1,100,000 from the sale of the shares. The Company used approximately $788,000 of such proceeds to satisfy obligations related to the Company's 1988 acquisition of Big O Tires of Louisville, Inc. The balance of the net proceeds of approximately $312,000 was used by the Company for general corporate purposes.

                         DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the amendment thereto; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and (iii) the Company's Current Reports on Form 8-K and Form 8-K/A dated April 6, 1995, April 13, 1995, June 5, 1995, June 9, 1995, July 25, 1995, July 27, 1995, August
17, 1995,  September 5, 1995,  October 4, 1995,  October 18, 1995,  November 17,
1995 and December  15,  1995.  All  documents  filed by the Company  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and prior to the Special Meeting (or any adjournments or postponements thereof) shall be deemed to be incorporated into this Proxy Statement by reference and to be a part hereof from the date of filing of such documents.

     This proxy statement is accompanied by a copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1994. The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person, by first class mail or equally prompt means, within one business day of the receipt of such request, copies of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, that has been incorporated herein by reference and copies of any document filed as an exhibit to the Schedule 13E-3 and not included in this Proxy Statement. Requests for such copies should be directed to Beth Hayne, Director, Investor Relations, at the Company at its principal offices, 11755 East Peakview Avenue, Englewood, Colorado 80011, or by telephone at (303) 790-2800. Such requests should be made by ------------------ to ensure delivery prior to the Special Meeting.

                                STOCKHOLDER PROPOSALS

     It is currently anticipated that the Company's next annual meeting of stockholders will occur after the Effective Time and accordingly the Company's existing stockholders will not be entitled to participate in such meeting unless the Merger is not consummated. If the Merger is not consummated, proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such meeting but no later than ----------------, 1996.

                              By Order of the Board of Directors

                              Susan D. Hendee, Assistant Secretary

Englewood, Colorado
------------, 1996

                                PRELIMINARY COPY
                                      PROXY

                                BIG O TIRES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD __________, 1996


     The undersigned hereby constitutes and appoints John E. Siipola, Horst K. Mehlfeldt, Steven P. Cloward, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock of Big O Tires, Inc. ("Company") at the Special Meeting of Stockholders to be held at _________________ _________________________ Colorado __________ on _____________, 1996, at ______:
__.m., Mountain Standard Time, and at all adjournments thereof for the following purposes:

     1. Approval of the Plan of Merger dated July 24, 1995, as amended, by and among the Company, BOTI Holdings, Inc. and BOTI Acquisition Corp. and the Merger of BOTI Acquisition Corp. into the Company, all as described in the accompanying Proxy Statement.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN FROM VOTING

     2. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the meeting.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR APPROVAL OF THE MERGER.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Special Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished therewith.

                         Dated and Signed:

                         __________________________________________, 1996

                         -------------------------------------------

                         -------------------------------------------

                         Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustee, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney


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